 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-250153
Calculation of Registration Fee

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee
Warrants	1,501,790	$53.92(3)	$80,976,516.80(3)	$8,834.54
Warrants	1,922,264	$52.55(3)	$101,014,973.20(3)	$11,020.73
Common stock, par value $0.01 per share, issuable upon exercise of Warrants	3,424,054	N/A(4)	N/A(4)	N/A(4)

(1)
This prospectus supplement relates to the following securities to be offered for resale by the selling securityholder: (a) 271,470 warrants to purchase shares of common stock at an initial exercise price of $43.26 per share, (b) 1,501,790 warrants to purchase shares of common stock at an initial exercise price of $53.92 per share, (c) 1,650,794 warrants to purchase shares of common stock at an initial exercise price of $31.50 per share and (d) 3,424,054 shares of common stock initially issuable upon exercise of the warrants.

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of common stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction, or by reason of the anti-dilution provisions contained in the warrants.

(3)
Estimated solely for the purposes of computing the registration fee in accordance with Rule 457(g) under the Securities Act, based upon the higher of (i) the price at which the warrants may be exercised, and (ii) $52.55, the average of the high and low prices of the registrant’s common stock on The Nasdaq Global Select Market on June 29, 2021 (a date within five business days prior to the filing of this prospectus supplement).

(4)
Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required in connection with the registration of the shares of common stock underlying the warrants.

PROSPECTUS SUPPLEMENT
(To Prospectus Dated November 17, 2020)
UNITED AIRLINES HOLDINGS, INC.
Warrants to Purchase up to 3,424,054 Shares of Common Stock
(and up to 3,424,054 Shares of Common Stock Issuable Upon Exercise of Such Warrants)

This prospectus supplement and the accompanying prospectus relate to the potential resale by one or more selling securityholders from time to time of warrants to purchase shares of our common stock, par value $0.01 per share, and the shares of our common stock issuable from time to time upon exercise of these warrants, pursuant to the terms of the warrant agreement, dated April 29, 2021, between us and the United States Department of the Treasury (referred to in this prospectus supplement as a “selling securityholder” or “Treasury”) and the warrant agreement, dated January 15, 2021, between us and Treasury. These warrants consist of:
•
warrants to purchase up to 271,470 shares of our common stock that we issued to Treasury on April 29, 2021 (the “2021 Series C warrants”);

•
warrants to purchase up to 723,076 shares of our common stock that we issued to Treasury on April 29, 2021 (the “2021 Series D warrants”); and

•
warrants to purchase up to 778,714 shares of our common stock that we issued to Treasury on June 10, 2021 (the “2021 Series E warrants”).

We refer to the 2021 Series C warrants, the 2021 Series D warrants and the 2021 Series E warrants collectively as the “2021 warrants.” Each 2021 Series C warrant allows the holder to purchase one share of common stock at an initial exercise price of $43.26, subject to anti-dilution adjustments. Each 2021 Series D warrant and 2021 Series E warrant allows the holder to purchase one share of common stock at an initial exercise price of $53.92, subject to anti-dilution adjustments.
This prospectus supplement and the accompanying prospectus also relate to the potential resale by one or more selling securityholders from time to time of 1,650,794 warrants (the “Loan warrants”) to purchase shares of our common stock, par value $0.01 per share, and the shares of our common stock issuable from time to time upon exercise of these warrants, pursuant to the terms of the warrant agreement, dated September 28, 2020, between us and Treasury. Each Loan warrant allows the holder to purchase one share of common stock at an initial exercise price of $31.50, subject to anti-dilution adjustments. We refer to the 2021 warrants and the Loan warrants collectively as the “warrants.”
This prospectus supplement also covers any additional shares of common stock that may become issuable upon any anti-dilution adjustment pursuant to the terms of the warrants by reason of stock splits, stock dividends, and other events described therein.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “UAL.” The last reported sale price of our common stock on The Nasdaq Global Select Market on June 29, 2021 was $52.15 per share. The shares of common stock issuable upon exercise of the warrants will be listed on The Nasdaq Global Select Market. There is no established trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to list the warrants on any securities exchange or automated quotation system.
Investing in our securities involves certain risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and the “Risk Factors” section contained in the documents incorporated by reference herein to read about factors you should consider before investing in our securities.
Our certificate of incorporation limits the voting rights of persons holding any of our equity securities who are not “citizens of the United States” to 24.9%. Accordingly, if you are not a “citizen of the United States,” any shares of common stock that you purchase or that may be issuable upon exercise of any warrant that you purchase may be subject to voting restrictions. See “Risk Factors — Our certificate of incorporation limits voting rights of certain foreign persons.”
Neither the Securities and Exchange Commission nor any state or other domestic or foreign securities commission or regulatory authority has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is June 30, 2021.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein and therein. The second part is the accompanying prospectus, which contains a description of our common stock and gives more general information, some of which may not apply to this offering. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on this prospectus supplement. Before purchasing any shares of our common stock or warrants, you should read carefully both this prospectus supplement and the accompanying prospectus, together with the documents incorporated or deemed incorporated by reference herein and therein (as described below under the heading “Incorporation of Certain Documents by Reference”), any related free writing prospectus and the additional information described below under the heading “Where You Can Find More Information.”
This prospectus supplement and the accompanying prospectus are part of an effective registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, do not contain all of the information set forth in the registration statement. For further information with respect to us and our common stock, reference is made to the registration statement, including the exhibits thereto and the documents incorporated by reference therein. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to herein and therein are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”
You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the other information to which we refer you. Neither we nor the selling securityholder have authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus or in any related free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.
This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference herein or therein is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
No action is being taken in any jurisdiction outside the United States to permit a public offering of securities or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement applicable to that jurisdiction.
Unless the context requires otherwise or except as otherwise noted, as used in this prospectus supplement the words “we,” “Company,” “us” and “our” refer to United Airlines Holdings, Inc. and its consolidated subsidiaries.

S-ii

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein and therein contain “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current beliefs and expectations of our management with respect to future events and are subject to significant risks and uncertainties. These statements relate to future events, including our future performance, and management’s expectations, beliefs, intentions, plans or projections relating to the future, and some of these statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “seeks,” “future,” “continue,” “contemplate,” “plans,” “predicts,” “would,” “will,” “may,” “should” and the negative or other variations of those terms or comparable terminology or by discussion of strategy, plans, opportunities or intentions. As a result, actual results, performance or achievements may vary materially from those anticipated by the forward-looking statements.
Among the factors that could cause actual results, performance or achievements to differ materially from those indicated by such forward-looking statements are:
•
the adverse impacts of the ongoing COVID-19 global pandemic, and possible outbreaks of another disease or similar public health threat in the future, on our business, operating results, financial condition, liquidity and near-term and long-term strategic operating plan, including possible additional adverse impacts resulting from the duration and spread of the pandemic;

•
unfavorable economic and political conditions in the United States and globally;

•
the highly competitive nature of the global airline industry and susceptibility of the industry to price discounting and changes in capacity;

•
high and/or volatile fuel prices or significant disruptions in the supply of aircraft fuel;

•
our reliance on technology and automated systems to operate our business and the impact of any significant failure or disruption of, or failure to effectively integrate and implement, the technology or systems;

•
our reliance on third-party service providers and the impact of any significant failure of these parties to perform as expected, or interruptions in our relationships with these providers or their provision of services;

•
adverse publicity, harm to our brand, reduced travel demand, potential tort liability and voluntary or mandatory operational restrictions as a result of an accident, catastrophe or incident involving us, our regional carriers, our codeshare partners, or another airline;

•
terrorist attacks, international hostilities or other security events, or the fear of terrorist attacks or hostilities, even if not made directly on the airline industry;

•
increasing privacy and data security obligations or a significant data breach;

•
disruptions to our regional network and United Express flights provided by third-party regional carriers;

•
the failure of our significant investments in other airlines, equipment manufacturers and other aviation industry participants to produce the returns or results we expect;

•
further changes to the airline industry with respect to alliances and joint business arrangements or due to consolidations;

•
changes in our network strategy or other factors outside our control resulting in less economic aircraft orders, costs related to modification or termination of aircraft orders or entry into less favorable aircraft orders, as well as any inability to accept or integrate new aircraft into our fleet as planned;

•
our reliance on single suppliers to source a majority of our aircraft and certain parts, and the impact of any failure to obtain timely deliveries, additional equipment or support from any of these suppliers;

S-iii

•
the impacts of union disputes, employee strikes or slowdowns, and other labor-related disruptions on our operations;

•
extended interruptions or disruptions in service at major airports where we operate;

•
the impacts of seasonality and other factors associated with the airline industry;

•
our failure to realize the full value of our intangible assets or our long-lived assets, causing us to record impairments;

•
any damage to our reputation or brand image;

•
the limitation of our ability to use our net operating loss carryforwards and certain other tax attributes to offset future taxable income for U.S. federal income tax purposes;

•
the costs of compliance with extensive government regulation of the airline industry;

•
costs, liabilities and risks associated with environmental regulation and climate change;

•
the impacts of our significant amount of financial leverage from fixed obligations, the possibility we may seek material amounts of additional financial liquidity in the short-term and insufficient liquidity on our financial condition and business;

•
failure to comply with the covenants in the MileagePlus financing agreements, resulting in the possible acceleration of the MileagePlus indebtedness, foreclosure upon the collateral securing the MileagePlus indebtedness or the exercise of other remedies;

•
failure to comply with financial and other covenants governing our other debt;

•
changes in, or failure to retain, our senior management team or other key employees;

•
current or future litigation and regulatory actions, or failure to comply with the terms of any settlement, order or arrangement relating to these actions;

•
increases in insurance costs or inadequate insurance coverage; and

•
those factors discussed or referred to in “Risk Factors” in this prospectus supplement and in our periodic filings with the SEC.

We make these statements under the protection afforded by Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Because forward-looking statements are subject to assumptions and uncertainties, actual results, performance or achievements may differ materially from those expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date such statements are made. Except to the extent required by applicable law or regulation, we undertake no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

S-iv

UNITED AIRLINES
United Airlines Holdings, Inc. (“UAL”) is a holding company, and its principal subsidiary is United Airlines, Inc. (“United”). United transports people and cargo throughout North America and to destinations in Asia, Europe, Africa, the Pacific, the Middle East and Latin America. The principal executive offices of UAL and United are located at 233 S. Wacker Drive, Chicago, Illinois 60606, telephone (872) 825-4000.
THE OFFERING
Securities offered by the selling securityholder
2021 warrants to purchase up to 1,773,260 shares of common stock (and up to 1,773,260 shares of common stock initially issuable upon exercise of such warrants). The 2021 warrants are exercisable from the date of issuance and have a term of exercise expiring five years from the initial issuance date with the initial exercise price of the 2021 Series C warrants being $43.26 per share of common stock (subject to anti-dilution adjustment) and the initial exercise price of the 2021 Series D warrants and the 2021 Series E warrants being $53.92 per share of common stock (subject to anti-dilution adjustment).
Loan warrants to purchase up to 1,650,794 shares of common stock (and up to 1,650,794 shares of common stock initially issuable upon exercise of such warrants). The Loan warrants are exercisable from the date of issuance and have a term of exercise expiring five years from the initial issuance date with the initial exercise price being $31.50 per share of common stock (subject to anti-dilution adjustment).
Common stock to be outstanding immediately after this offering(1)
323,610,765 shares of common stock.
Use of proceeds
We will not receive any proceeds from the sale of any of the warrants or shares of common stock offered by the selling securityholder. We intend to use the net proceeds from any exercise of the warrants for general corporate purposes. See “Use of Proceeds.”
Risk factors
Investing in our common stock and the warrants involves certain risks. See “Risk Factors” beginning on page S-2 of this prospectus supplement and the “Risk Factors” section contained in our most recent Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q and other reports filed by us with the SEC as described in “Incorporation of Certain Documents by Reference” to read about factors you should consider before investing in our common stock and the warrants.
Nasdaq Global Select Market
symbol
“UAL.” The shares of common stock issuable upon exercise of the warrants will be listed on The Nasdaq Global Select Market. There is no established trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to list the warrants on any securities exchange or automated quotation system.

(1)
The number of shares outstanding immediately after this offering is based on 323,610,765 shares of common stock outstanding as of June 25, 2021 and assumes no exercise of the warrants offered hereby.

The number of shares of common stock outstanding immediately after this offering further excludes the following as of June 25, 2021: (i) 689,200 shares of common stock issuable upon the exercise of outstanding stock options, at a weighted-average exercise price of $82.12 per share; (ii) 4,854,867.85 shares of common stock issuable upon the vesting of outstanding restricted stock units and other outstanding equity awards (other than options); (iii) 6,504,295 shares of common stock issuable upon the exercise of other outstanding warrants issued to Treasury; and (iv) 5,964,375 shares of common stock available for future issuance under our equity incentive plans.

RISK FACTORS
You should carefully consider the risks and uncertainties described below, together with all of the other information included in or incorporated by reference into this prospectus supplement, including the “Risk Factors” section contained in our most recent Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q and other reports filed by us with the SEC (which are incorporated by reference herein) before purchasing our securities. If any of these risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. As a result, the market value of the shares could decline and you could lose part or all of your investment.
Risk Factors Relating to the Warrants
There is no public market for the warrants to purchase common stock being offered in this offering.
There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange or automated quotation system. Without an active market, the liquidity of the warrants will be limited.
Holders of our warrants will have no rights as a common stockholder until such holders exercise their warrants and acquire our common stock.
Until you acquire shares of our common stock upon exercise of your warrants, you will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.
The warrants do not automatically exercise, and any warrant not exercised prior to the expiration date will expire unexercised.
The warrants do not automatically exercise upon expiration. You are entitled to exercise the full number of warrants registered in your name or any portion thereof. Any warrant that you do not exercise prior to the expiration date will expire unexercised and you will not receive any shares of our common stock.
Treasury is a federal agency and your ability to bring a claim against Treasury as a selling securityholder under the federal securities laws may be limited.
The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act (the “FTCA”), provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. At least one federal court, in a case involving a federal agency, has held that the United States may assert its sovereign immunity to claims brought under the federal securities laws. In addition, Treasury and its officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act, by virtue of Section 3(c) thereof. Accordingly, any attempt to assert such a claim against the officers, agents or employees of Treasury for a violation of the Securities Act, or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement is a part, or resulting from any other act or omission in connection with this offering of the warrants by Treasury or the shares of common stock issuable upon the exercise thereof, would likely be barred.
Hedging arrangements relating to the warrants may affect the value of the common stock.
In order to hedge their positions, holders of the warrants may enter into derivative transactions with respect to our common stock, may unwind or adjust derivative transactions and may purchase or sell our common stock in secondary market transactions. The effect, if any, of these activities on the trading price of our common stock will depend in part on market conditions and cannot be ascertained in advance, but any of these activities could adversely affect the value of the common stock.

The exercise price of, and the number of shares of our common stock underlying, the warrants may not be adjusted for all dilutive events.
The exercise price of and the number of shares of our common stock underlying the warrants are subject to adjustment for certain events summarized below under “Description of Warrants — Adjustments to the Warrants.” The exercise price will not be adjusted, however, for other events, such as a merger, consolidation or similar transaction or an issuance of common stock or convertible securities pursuant to benefit plans, business acquisitions, certain public or other broadly marketed offerings or for consideration (or having a conversion price per share) equal to or greater than 90% of the current market value, any of which may adversely affect the market price of the warrants or our common stock. Other events that adversely affect the value of the warrants or our common stock may also occur that do not result in an adjustment to such exercise price.
Holders of our warrants will not receive any additional shares of our common stock or other compensation representing any lost value in the event we undergo a business combination.
In the event we undergo a merger, consolidation, statutory share exchange or similar transaction requiring the approval of our stockholders, each of which are referred to in this prospectus supplement as a business combination, your right to receive our common stock under the terms of a warrant will be converted into the right to receive a number of shares of stock or other securities or property (including cash) which would have been received if such holder had exercised such warrant immediately prior to such business combination. Any such business combination could substantially affect the value of a warrant by changing the securities received upon exercise of such warrant or fixing the market value of the property to be received upon exercise of such warrant. You will not receive any additional shares of our common stock or other compensation representing any lost value resulting from a change in the securities or property (including cash) underlying, a warrant resulting from any such business combination.
Risk Factors Relating to UAL’s Common Stock
Certain provisions of our amended and restated certificate of incorporation (the “certificate of incorporation”) and amended and restated bylaws (the “bylaws,” and together with the certificate of incorporation, the “Governance Documents”), the Tax Benefits Preservation Plan, dated as of December 4, 2020 and as amended on January 21, 2021 (the “Tax Benefits Preservation Plan”), by and between UAL and Computershare Trust Company, N.A., as rights agent (and any successor agent, the “Rights Agent”), or Delaware law could discourage or delay changes to our board of directors (the “Board”), takeover attempts or other changes of control, which could reduce the market price of our common stock.
Certain provisions of our Governance Documents may make it difficult for stockholders to change the composition of the Board and may discourage takeover attempts that some of its stockholders may consider beneficial.
Certain provisions of the Governance Documents (including the Board’s power, without stockholder approval, to designate the terms of one or more series of preferred stock and issue shares of preferred stock, limitations on stockholder action by written consent, limitations on calling special stockholder meetings, advance notice requirements for stockholder nominations and proposals and limitations on proxy access) may also have the effect of delaying or preventing changes in control if the Board determines that such changes in control are not in the best interests of UAL and its stockholders.
These provisions of the Governance Documents are not intended to prevent a takeover, but are intended to protect and maximize the value of our stockholders’ interests. While these provisions have the effect of encouraging persons seeking to acquire control of UAL to negotiate with the Board, they could enable the Board to prevent a transaction that some, or a majority, of its stockholders might believe to be in their best interests and, in that case, may prevent or discourage attempts to remove and replace incumbent directors.
In addition, the Tax Benefits Preservation Plan could have certain anti-takeover effects because the rights (each, a “Right” and, collectively, the “Rights”) to purchase from UAL one one-thousandth of a share of Series A Junior Participating Serial Preferred Stock, without par value (“Series A Preferred Stock”)

provided to holders of our common stock under the Tax Benefits Preservation Plan will cause substantial dilution to an Acquiring Person (as defined in “Description of UAL Capital Stock — Preferred Stock Purchase Rights”). While the Tax Benefits Preservation Plan is intended to preserve our current ability to utilize net operating losses (“NOLs”) and certain other tax attributes, it effectively deters current and future purchasers from accumulating more than 4.9% of UAL’s securities, which could delay or discourage attempts that our stockholders may consider favorable. The Tax Benefits Preservation Plan should not interfere with any merger or other business combination approved by the Board.
In addition, we are a Delaware corporation, and the anti-takeover provisions of the Delaware General Corporation Law (the “DGCL”) impose various impediments to the ability of a third party to acquire control of us, even if a change in control would be beneficial to our existing stockholders. These provisions could also impede a merger, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer for our common stock, engaging in a proxy fight or conducting open market purchases, which, under certain circumstances, could reduce the market price of our common stock.
The price of our common stock may fluctuate significantly, and you could lose all or part of your investment in the common stock.
The closing price for our common stock has varied between a high of $62.45 on March 17, 2021 and a low of $30.17 on July 9, 2020 in the twelve-month period ended on June 29, 2021. Volatility in the market price of our common stock may prevent you from being able to sell the shares at or above the price you paid for them. The market price of our common stock could fluctuate significantly for various reasons which include:
•
the market reaction to the COVID-19 pandemic and our responses thereto;

•
the sale of substantial amounts of our common stock;

•
changes in the prices or availability of oil or jet fuel;

•
our quarterly or annual earnings or those of other companies in our industry;

•
the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•
changes in our earnings or recommendations by research analysts who track our common stock or the stock of other airlines;

•
changes in general conditions in the United States and global economy, financial markets or airline industry, including those resulting from changes in fuel prices or fuel shortages, war, incidents of terrorism, pandemics or responses to such events;

•
changes in the competitive landscape for the airline industry, including any changes resulting from industry consolidation whether or not involving our Company;

•
our liquidity position; and

•
the other risks described or referred to in these “Risk Factors.”

In addition, in recent periods, the stock market has experienced extreme declines and volatility. This volatility has had a significant negative impact on the market price of securities issued by many companies, including us and other companies in our industry.
The price of our common stock may be affected by the availability of shares for sale in the market and upon exercise of warrants or options.
The sale or availability for sale of substantial amounts of our common stock could adversely impact its price. Our certificate of incorporation authorizes us to issue 1,000,000,000 shares of common stock. On June 25, 2021, there were 323,610,765 shares of common stock outstanding. Accordingly, a substantial number of shares of our common stock are outstanding and available for sale in the market. In addition, we may be obligated to issue additional shares of common stock upon the conversion of outstanding convertible securities, including the warrants offered hereby or the other warrants we have issued to Treasury, or in connection with employee benefit plans (including any equity incentive plans and employee stock purchase plans).
In the future, we may decide to raise capital through offerings of our common stock, additional securities convertible into or exercisable or exchangeable for common stock, or rights to acquire these securities or common stock. The issuance of additional shares of common stock or additional securities convertible into or exercisable or exchangeable for common stock could result in dilution of existing stockholders’ equity interests in the Company. Issuances of substantial amounts of common stock, or the perception that such issuances could occur, may adversely affect prevailing market prices for our common stock and we cannot predict the effect this dilution may have on the price of our common stock.
Our certificate of incorporation limits voting rights of certain foreign persons.
Our certificate of incorporation limits the voting rights of persons holding any of our equity securities who are not “citizens of the United States,” as defined in Section 40102(a)(15) of Title 49 United States Code, to 24.9% (or any other maximum percentage as the Section or any substitute or replacement legislation may provide) of the aggregate votes of all equity securities outstanding. This restriction is applied pro rata among all holders of equity securities who fail to qualify as “citizens of the United States,” based on the number of votes to which the underlying securities are entitled. Accordingly, if you are not a “citizen of the United States,” any shares of common stock that you purchase may be subject to voting restrictions.
You may not receive dividends on the common stock.
Holders of our common stock are entitled to receive only such dividends as the Board may declare out of funds legally available for such payments. We have historically not paid cash dividends and have no plans to pay cash dividends on our common stock. We are incorporated in Delaware and governed by the DGCL. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year. Under Delaware law, however, we cannot pay dividends out of net profits if, after we pay the dividend, our capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Furthermore, holders of our common stock may be subject to the prior dividend rights of holders of our preferred stock or the depositary shares representing such preferred stock then outstanding. Additionally, under the terms of our amended credit and guaranty agreement, our ability to pay distributions on, or repurchase, our common stock is restricted.

USE OF PROCEEDS
We are registering the warrants and the shares of common stock on behalf of the selling securityholder, to be offered and sold by them from time to time. We will not receive any proceeds from the sale of our common stock by the selling securityholder in the offering described in this prospectus supplement nor from the exercise of warrants described in this prospectus supplement, as the warrant agreement governing the terms of such warrants provides for “net share settlement” or “net cash settlement.” See “Description of Warrants — Exercise of Warrants” herein.
We have agreed to bear all of the expenses incurred in connection with the registration of the warrants and the underlying shares of common stock. The selling securityholder will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the warrants and the shares of common stock.

DESCRIPTION OF WARRANTS
The following is a brief description of the terms of the warrants that may be offered by the selling securityholder pursuant to this prospectus supplement. This summary does not purport to be complete in all respects. This description is subject to, and qualified in its entirety by reference to, the form of warrant and applicable warrant agreement filed by us with the SEC.
Exercise of the Warrants
The initial exercise price applicable to each 2021 Series C warrant is $43.26 per share of common stock for which the warrant may be exercised. The initial exercise price applicable to each 2021 Series D warrant and each 2021 Series E warrant is $53.92 per share of common stock for which the warrant may be exercised. The initial exercise price applicable to each Loan warrant is $31.50 per share of common stock for which the warrant may be exercised. All or any portion of each series of warrants may be exercised in whole or in part by surrendering the warrant and delivering to us a completed notice of exercise attached as an annex to the warrant at any time or from time to time on or before 5:00 p.m., New York City time, on the fifth anniversary of the date of issuance, as set forth below:
•
The 2021 Series C warrants must be exercised on or before 5:00 p.m., New York City time, on April 29, 2026;

•
The 2021 Series D warrants must be exercised on or before 5:00 p.m., New York City time, on April 29, 2026;

•
The 2021 Series E warrants must be exercised on or before 5:00 p.m., New York City time, on June 10, 2026; and

•
The Loan warrants must be exercised on or before 5:00 p.m., New York City time, on September 28, 2025.

Upon exercise of the applicable warrant, we will elect to pay or deliver, as the case may be, to the exercising holder (a) cash (“Net Cash Settlement”) or (b) shares of common stock, together with cash, if applicable, in lieu of delivering any fractional shares (“Net Share Settlement”). If we elect Net Cash Settlement, we will pay the exercising holder cash equal to (i) the average market price (as defined in the warrant) of a share of our common stock as of the date of exercise less the exercise price of $43.26, $53.92 or $31.50, as applicable, multiplied by (ii) the number of shares of our common stock that are issuable upon exercise of each warrant (the “warrant shares”). If we elect Net Share Settlement, we will deliver to the exercising holder a number of shares of common stock equal to the product of (i) the quotient of (x) the average market price of a share of our common stock determined on the date of exercise less the exercise price of $43.26, $53.92 or $31.50, as applicable, divided by (y) the average market price of a share of our common stock determined on the date of exercise, multiplied by (ii) the number of warrant shares issuable upon exercise of the warrant, together with cash, if applicable, in lieu of delivering any fractional shares.
No Fractional Shares
No fractional shares or scrip representing fractional shares will be issued upon the exercise of the warrants. In lieu of any fractional share to which the holder would otherwise be entitled, the holder will be entitled to receive a cash payment determined according to the formula set forth in the warrant.
Right as a Stockholder
Holders of the warrants will not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.
Adjustments to the Warrants
Pursuant to the terms of the warrants, warrant shares and the exercise price will be adjusted upon occurrence of certain events as follows.
•
In the case of stock splits, subdivisions, reclassifications or combinations of common stock.   If we declare and pay a dividend or make a distribution on our common stock in shares of our common stock, subdivide or reclassify the outstanding shares of our common stock into a greater number of shares, or combine or reclassify the outstanding shares of our common stock into a smaller number of shares, the number of warrant shares at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification will be proportionately adjusted so that the holder of a warrant after such date will be entitled to purchase the number of shares of our common stock that it would have owned or been entitled to receive in respect of the number of warrant shares had such warrant been exercised immediately prior to such date. The exercise price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification will be adjusted to the number obtained by dividing (x) the product of (1) the number of warrant shares issuable upon the exercise of the warrant before such adjustment and (2) the exercise price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to the adjustment by (y) the new number of warrant shares issuable upon exercise of the warrant determined pursuant to the immediately preceding sentence.
•
In the case of certain issuances of common stock or convertible securities.   If we issue shares of common stock (or rights or warrants or other securities exercisable or convertible into or exchangeable (collectively, a “conversion”) for shares of common stock) (collectively, “convertible securities”) (other than in permitted transactions (as defined below) or a transaction to which subsection (A) of this bullet point is applicable) without consideration or at a consideration per share (or having a conversion price per share) that is less than 90% of the average market price determined as of the date of the agreement on pricing such shares (or such convertible securities) then, in such event:

(A)
the number of warrant shares issuable upon the exercise of the warrant immediately prior to the date of the agreement on pricing of such shares (or of such convertible securities) (the “initial number”) will be increased to the number obtained by multiplying the initial number by a fraction (A) the numerator of which will be the sum of (x) the number of shares of common stock outstanding on such date and (y) the number of additional shares of common stock issued (or into which convertible securities may be exercised or convert) and (B) the denominator of which will be the sum of (I) the number of shares of common stock outstanding on such date and (II) the number of shares of common stock which the aggregate consideration receivable by us for the total number of shares of common stock so issued (or into which convertible securities may be exercised or convert) would purchase at the average market price determined as of the date of the agreement on pricing such shares (or such convertible securities); and (B) the exercise price payable upon exercise of the warrant will be adjusted by multiplying such exercise price in effect immediately prior to the date of the agreement on pricing of such shares (or of such convertible securities) by a fraction, the numerator of which will be the number of shares of common stock issuable upon exercise of the warrant prior to such date and the denominator of which will be the number of shares of common stock issuable upon exercise of the warrant immediately after the adjustment described in the first bullet point above; and

(B)
for purposes of the foregoing, the aggregate consideration receivable by us in connection with the issuance of such shares of common stock or convertible securities will be deemed to be equal to the sum of the net offering price (including the fair market value (as defined in the warrant) of any non-cash consideration and after deduction of any related expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such convertible securities into shares of common stock and “permitted transactions” will mean issuances (i) as consideration for or to fund the acquisition of businesses and/or related assets, (ii) in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by the board of directors, (iii) in connection with a public or broadly marketed offering and sale of common stock or convertible securities for cash conducted by us or one of our affiliates pursuant to registration under the Securities Act or Rule 144A thereunder on a basis consistent with capital raising transactions by comparable institutions and (iv) in connection with the exercise of preemptive rights on terms existing as of the issue date. Any adjustment made pursuant to this provision will become effective immediately upon the date of such issuance.

•
In the case of other distributions.   If we fix a record date for the making of a distribution to all holders of shares of our common stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding dividends of its common stock and other dividends or distributions referred to in the first bullet point above), in each such case, the exercise price in effect prior to such record date will be reduced immediately thereafter to the price determined by multiplying the exercise price in effect immediately prior to the reduction by the quotient of (x) the average market price of the common stock determined as of the first date on which the common stock trades regular way on the principal national securities exchange on which the common stock is listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the fair market value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of common stock (such amount and/or fair market value, the “per share fair market value”) divided by (y) the average market price specified in clause (x). Any such adjustment will be made successively whenever such a record date is fixed. In such event, the number of warrant shares issuable upon the exercise of the warrant will be increased to the number obtained by dividing (x) the product of (1) the number of warrant shares issuable upon the exercise of the warrant before such adjustment, and (2) the exercise price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new exercise price determined in accordance with the immediately preceding sentence. In the event that such distribution is not so made, the exercise price and the number of warrant shares issuable upon exercise of the warrant then in effect will be readjusted, effective as of the date when the board of directors determines not to distribute such shares, evidences of indebtedness, assets, rights, cash or warrants, as the case may be, to the exercise price that would then be in effect and the number of warrant shares that would then be issuable upon exercise of the warrant if such record date had not been fixed.

•
In the case of a pro rata repurchase of common stock.   A “pro rata repurchase” is defined as any purchase of shares of our common stock by us or an affiliate of ours pursuant to any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act, or Regulation 14E thereunder, or any other offer available to substantially all holders of our common stock effected while the warrant is outstanding. If we effect a pro rata repurchase of common stock, then the exercise price will be reduced to the price determined by multiplying the exercise price in effect immediately prior to the effective date of such pro rata repurchase by a fraction of which the numerator will be (i) the product of (x) the number of shares of common stock outstanding immediately before such pro rata repurchase and (y) the average market price of a share of common stock determined as of the date of the first public announcement by us or any of our affiliates of the intent to effect such pro rata repurchase, minus (ii) the aggregate purchase price of the pro rata repurchase, and of which the denominator will be the product of (i) the number of shares of common stock outstanding immediately prior to such pro rata repurchase minus the number of shares of common stock so repurchased and (ii) the average market price per share of common stock determined as of the date of the first public announcement by us or any of our affiliates of the intent to effect such pro rata repurchase. In such event, the number of shares of common stock issuable upon the exercise of the warrant will be increased to the number obtained by dividing (x) the product of (1) the number of warrant shares issuable upon the exercise of the warrant before such adjustment, and (2) the exercise price in effect immediately prior to the pro rata repurchase giving rise to this adjustment by (y) the new exercise price determined in accordance with the immediately preceding sentence. The “effective date” of a pro rata repurchase means the date of acceptance of shares for purchase or exchange by us under any tender offer or exchange offer which is a pro rata repurchase or the date of purchase of any pro rata repurchase that is not a tender offer or exchange offer.

•
In the case of a merger, consolidation, statutory share exchange or similar transaction that requires the approval of our stockholders (any such transaction, a “business combination”) or a reclassification of our common stock.   In the event of any business combination or reclassification of common stock (other than a reclassification of common stock referred to in the first bullet point above), the holder’s right to receive warrant shares upon exercise of the warrant will be converted into the right to exercise the warrant to acquire the number of shares of stock or other securities or property (including cash) which the common stock issuable (at the time of such business combination or reclassification) upon exercise of the warrant immediately prior to such business combination or reclassification would have been entitled to receive upon consummation of such business combination or reclassification. In determining the kind and amount of stock, securities or the property receivable upon exercise of the warrant following the consummation of such business combination, if the holders of common stock have the right to elect the kind or amount of consideration receivable upon consummation of such business combination, then the consideration that the holder will be entitled to receive upon exercise will be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of common stock that affirmatively make an election (or of all such holders if none make an election).
If more than one adjustment provision applies to a single event, the adjustment provision that produces the largest adjustment with respect to such event will be applied, and no single event will cause an adjustment under more than one adjustment provision so as to result in duplication. All such adjustments will be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. No adjustment in the exercise price or the number of shares issuable upon exercise of a warrant will be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of our common stock, but any such amount will be carried forward and an adjustment with respect thereto will be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, will aggregate $0.01 or 1/10th of a share of our common stock, or more.
If an adjustment in the exercise price made in accordance with the adjustment provisions above would reduce the exercise price to an amount below the par value of our common stock, then that adjustment will reduce the exercise price to that par value.
Transferability
Subject to compliance with applicable securities laws, holders of the warrants are permitted to transfer, sell, assign or otherwise dispose of all or a portion of the warrants (or the shares of common stock issuable upon exercise of the warrants) at any time, subject to the terms of the applicable warrant agreement.
Governing Law
The warrants and each warrant agreement are governed by New York State law.
Waivers, Amendments and Assignments
Any term of the warrant may be amended or waived only with our written consent and the written consent of the holder. Purchasers of the warrants will have no rights under the applicable warrant agreement unless we agree to assign such rights, except with respect to certain registration rights provided for under the applicable warrant agreement.

SELLING SECURITYHOLDER
In January 2021, pursuant to the Payroll Support Program established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), as extended by the Consolidated Appropriations Act, 2021, we agreed to issue in a private placement to Treasury warrants to purchase a number of shares of our common stock determined by a formula set forth in the warrant agreement dated as of January 15, 2021, and pursuant thereto we have issued the 2021 Series C warrants which may be offered pursuant to this prospectus supplement. In April 2021, pursuant to the Payroll Support Program established under Section 7301 of the American Rescue Plan Act of 2021 (the “ARP”), we agreed to issue in a private placement to Treasury warrants to purchase a number of shares of our common stock determined by a formula set forth in the warrant agreement dated as of April 29, 2021, and pursuant thereto we have issued the 2021 Series D warrants and 2021 Series E warrants which may be offered pursuant to this prospectus supplement. In addition, in September 2020, pursuant to the Loan Program established under Section 4003(b) of the CARES Act, we agreed to issue in a private placement to Treasury warrants to purchase a number of shares of our common stock determined by a formula set forth in the warrant agreement dated as of September 28, 2020, and pursuant thereto we have issued the Loan warrants which may be offered pursuant to this prospectus supplement.
Previously, in connection with the receipt of financial assistance under the original Payroll Support Program established under the CARES Act, in April 2020, we agreed to issue in a private placement to Treasury warrants to purchase a number of shares of our common stock determined by a formula set forth in the warrant agreement dated as of April 20, 2020, and pursuant thereto we have issued warrants to purchase up to approximately 4.8 million shares of our common stock which may be offered pursuant to our prospectus supplement dated November 23, 2020. In addition, in connection with the receipt of financial assistance under the Payroll Support Program established under the CARES Act, as extended by the Consolidated Appropriations Act, 2021, in January 2021, we agreed to issue in a private placement to Treasury warrants to purchase a number of shares of our common stock determined by a formula set forth in the warrant agreement dated as of January 15, 2021, and pursuant thereto we have issued warrants to purchase up to approximately 1.7 million shares of our common stock which may be offered pursuant to our prospectus supplement dated March 31, 2021.
As described on Treasury’s website, Treasury is the executive agency of the U.S. government responsible for promoting economic prosperity and ensuring the financial security of the United States. We are registering the sale of the warrants (and the shares of common stock issuable upon exercise of the warrants) offered by this prospectus supplement and the accompanying prospectus on behalf of Treasury as the selling securityholder. Information about additional selling securityholders may be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus supplement.
The table below sets forth information with respect to the beneficial ownership of the warrants held as of June 30, 2021 by the selling securityholder, the number of warrants that may be offered hereby, and information with respect to warrants to be beneficially owned by the selling securityholder assuming all the warrants are sold. There can be no assurance that the selling securityholder will sell any or all of the warrants or the shares of common stock underlying the warrants.
	Warrants Beneficially Owned Prior to Resale		Warrants Offered for Resale	Warrants Beneficially Owned After Resale
Selling securityholder	Number	%		Number	%
United States Department of the Treasury	9,928,349	100%	3,424,054	6,504,295	65.5%
The warrants that may be offered pursuant to this prospectus supplment currently are exercisable for 3,424,054 shares of our common stock, which represents 1.0% of our common stock outstanding as of June 25, 2021. The actual number of shares that could be issued upon exercise of the warrants will depend upon the market price of our common stock at the time of exercise and other factors, including the adjustment provisions described above under “Description of Warrants — Adjustments to the Warrants,” and cannot be determined at this time. To the best of our knowledge, other than the other 6,504,295 warrants issued pursuant to the Loan Program, the original Payroll Support Program and the extensions of the Payroll

Support Program and described in the first two paragraphs of this section which represent 2.0% of our outstanding common stock as of June 25, 2021, Treasury does not own any of our equity securities.
Our operations are regulated by various U.S. governmental authorities, including in certain respects by Treasury. Other than (i) the payroll support program agreement between United and Treasury, the warrant agreement between UAL and Treasury and the promissory note among UAL, United and Treasury, each dated as of April 20, 2020, pursuant to the Payroll Support Program under the CARES Act, (ii) the loan and guarantee agreement among United, UAL, the subsidiaries of UAL other than United party thereto from time to time and Treasury and the warrant agreement between UAL and Treasury, each dated as of September 28, 2020, pursuant to the Loan Program under the CARES Act, (iii) the payroll support program extension agreement between United and Treasury, the warrant agreement between UAL and Treasury and the promissory note among UAL, United and Treasury, each dated as of January 15, 2021, pursuant to the Payroll Support Program under the CARES Act, as extended by the Consolidated Appropriations Act, 2021 and (iv) the payroll support program 3 agreement between United and Treasury, the warrant agreement between UAL and Treasury and the promissory note among UAL, United and Treasury, each dated as of April 29, 2021, pursuant to the Payroll Support Program established under Section 7301 of the ARP, we currently have no material contractual relationships with Treasury. However, if any additional amounts are allocated to the Company under the Payroll Support Program, we expect to issue to Treasury additional warrants to purchase shares of our common stock.
Under the warrant agreements related to the warrants, we have agreed to indemnify the selling securityholder in connection with certain liabilities in connection with registration of the warrants. As an agency of the United States, Treasury is likely immune from suit on claims by purchasers of warrants or shares of common stock underlying warrants in connection with this offering. See “Risk Factors — Risk Factors Related to the Warrants — Treasury is a federal agency and your ability to bring a claim against Treasury as a selling securityholder under the federal securities laws may be limited” above.

DESCRIPTION OF UAL CAPITAL STOCK
The following description of UAL’s capital stock includes a summary of certain provisions of the certificate of incorporation, the bylaws and the Tax Benefits Preservation Plan. This description of UAL’s capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Delaware law and the provisions of the certificate of incorporation, the Tax Benefits Preservation Plan and any applicable certificates of designations, which have been or will be filed with the SEC.
General
UAL is authorized to issue up to 1,000,000,000 shares of common stock, par value $0.01 per share. UAL is also authorized to issue 250,000,000 shares of preferred stock, without par value (“Preferred Stock”), and has designated one series of its Preferred Stock, initially consisting of 1,000,000 shares, the Series A Preferred Stock; one share of Class Pilot MEC Junior Preferred Stock, par value $0.01 per share (“Class Pilot MEC Junior Preferred Stock”); and one share of Class IAM Junior Preferred Stock, par value $0.01 per share (“Class IAM Junior Preferred Stock”).
Common Stock
Dividends
The holders of common stock will be entitled to receive dividends, if and when declared payable, from time to time by the Board.
Liquidation
Upon any liquidation, dissolution or winding up of UAL, after all securities ranking prior to common stock, including any shares of UAL’s Preferred Stock, Class Pilot MEC Junior Preferred Stock and Class IAM Junior Preferred Stock, have been paid in full that to which they are entitled, the holders of the then outstanding shares of common stock will be entitled to receive, pro rata, the remaining assets of UAL available for distribution to its stockholders.
Voting Rights
Each outstanding share of common stock will entitle the holder thereof to one vote on each matter submitted to a vote at a meeting of stockholders. At meetings of stockholders, holders of UAL’s common stock vote together as a single class with holders of UAL’s Class Pilot MEC Junior Preferred Stock and Class IAM Junior Preferred Stock on all matters except the election of directors to the Board. Except as otherwise required by the certificate of incorporation, each director shall be elected by vote of a majority of the votes cast with respect to that director’s election. However, if the number of director nominees exceeds the number of directors to be elected at any meeting of stockholders as of the date that is 10 days prior to the date UAL files its definitive proxy statement with the SEC, then each director shall be elected by a plurality of the votes cast and entitled to vote on the election of directors. The affirmative vote of holders of shares of UAL’s capital stock representing a majority of the votes present in person or by proxy at the meeting and entitled to be cast on the matter will be required to approve any other matters.
Other
Shares of common stock are not convertible into, or exchangeable for, any other class or series of capital stock. Holders of common stock have no preemptive or other rights to subscribe for or purchase additional securities of UAL. the certificate of incorporation contains no sinking fund provisions or redemption provisions with respect to the common stock. Shares of common stock are not subject to calls or assessments. No personal liability will attach to holders under the laws of the State of Delaware (UAL’s state of incorporation) or of the State of Illinois (the state in which UAL’s principal place of business is located). There is no classification of the Board.
The common stock is subject to a foreign ownership limitation. See “— Foreign Ownership Limitation and Certain Anti-Takeover Provisions in UAL’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws applicable to all UAL Capital Stock” below.

Preferred Stock
Pursuant to Delaware law and the certificate of incorporation, the Board by resolution, and without the approval of stockholders, may establish one or more series of Preferred Stock, fix the number of shares constituting such series and fix the designations and the powers, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations and restrictions thereof, of such series. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of UAL, and could adversely affect the voting power or rights of holders of common stock.
Class Pilot MEC Junior Preferred Stock
UAL currently has one share of Class Pilot MEC Junior Preferred Stock outstanding, which may be held only by the United Airlines Pilots Master Executive Council (the “MEC”) of the Air Line Pilots Association, International (“ALPA”) or a duly authorized agent acting for the benefit of the MEC, and may only be transferred in certain limited circumstances specified in the certificate of incorporation.
Dividends
The holder of the Class Pilot MEC Junior Preferred Stock is not entitled to receive dividends or other distributions, except as described under “— Liquidation” below.
Liquidation
Upon any liquidation, dissolution or winding up of UAL, after all securities ranking prior to the Class Pilot MEC Junior Preferred Stock, including any shares of UAL’s Preferred Stock, have been paid in full that to which they are entitled, the holder of the Class Pilot MEC Junior Preferred Stock will be entitled to receive $0.01 for the share of Class Pilot MEC Junior Preferred Stock, but such holder shall not be entitled to any further payment.
Voting Rights
The holder of the share of Class Pilot MEC Junior Preferred Stock has the following voting rights:
(a)
Until such time (the “ALPA Termination Date”) as there are no longer any persons represented by ALPA (or a successor to the MEC by merger or reorganization of ALPA) employed by UAL or any of its affiliates or the collective bargaining agreement between UAL or any of its affiliates and ALPA has been amended so that such agreement no longer provides that ALPA has the right to appoint a director to the Board, the holder of the share of Class Pilot MEC Junior Preferred Stock shall have the right (i) voting as a separate class, to (1) elect one director to the Board at each annual meeting of stockholders for a term of office to expire at the succeeding annual meeting of stockholders, (2) remove such director with or without cause and (3) fill any vacancies in such directorship resulting from death, resignation, disqualification, removal or other cause; and (ii) voting together as a single class with the holders of common stock and the holders of such other classes or series of stock that vote together with the common stock as a single class, to vote on all matters submitted to a vote of the holders of common stock (other than the election of directors), except as otherwise required by law.

(b)
The affirmative vote of the holder of the share of Class Pilot MEC Junior Preferred Stock, voting as a separate class, is necessary to authorize, effect or validate any amendment, alteration or repeal (including any amendment, alteration or repeal by operation of merger or consolidation) of any of the provisions of the certificate of incorporation that would adversely affect the powers, preferences or special rights of the Class Pilot MEC Junior Preferred Stock.

Redemption
The share of Class Pilot MEC Junior Preferred Stock will be automatically redeemed by UAL, at a price of $0.01 per share, on the ALPA Termination Date or upon any purported transfer thereof other than as expressly permitted under the certificate of incorporation.

Ranking
The Class Pilot MEC Junior Preferred Stock is deemed to rank on a parity with the Class IAM Junior Preferred Stock and senior to the common stock as to amounts distributable upon liquidation, dissolution or winding up of UAL.
Class IAM Junior Preferred Stock
UAL currently has one share of Class IAM Junior Preferred Stock outstanding, which may be held only by the International Association of Machinists and Aerospace Workers (the “IAM”) or a duly authorized agent acting for the benefit of the IAM, and may only be transferred in certain limited circumstances specified in the certificate of incorporation.
Dividends
The holder of the Class IAM Junior Preferred Stock is not entitled to receive dividends or other distributions, except as described under “— Liquidation” below.
Liquidation
Upon any liquidation, dissolution or winding up of UAL, after all securities ranking prior to the Class IAM Junior Preferred Stock, including any shares of UAL’s Preferred Stock, have been paid in full that to which they are entitled, the holder of the Class IAM Junior Preferred Stock will be entitled to receive $0.01 for the share of Class IAM Junior Preferred Stock, but such holder shall not be entitled to any further payment.
Voting Rights
The holder of the share of Class IAM Junior Preferred Stock has the following voting rights:
(a)
Until such time (the “IAM Termination Date”) as there are no longer any persons represented by the IAM (or a successor to the IAM by merger or reorganization of the IAM) employed by UAL or any of its affiliates or a certain letter agreement between UAL and the IAM no longer provides that the IAM has the right to appoint a director to the Board, the holder of the share of Class IAM Junior Preferred Stock shall have the right (i) voting as a separate class, to (1) elect one director to the Board at each annual meeting of stockholders for a term of office to expire at the succeeding annual meeting of stockholders, (2) remove such director with or without cause and (3) fill any vacancies in such directorship resulting from death, resignation, disqualification, removal or other cause; and (ii) voting together as a single class with the holders of common stock and the holders of such other classes or series of stock that vote together with the common stock as a single class, to vote on all matters submitted to a vote of the holders of common stock (other than the election of directors), except as otherwise required by law.

(b)
The affirmative vote of the holder of the share of Class IAM Junior Preferred Stock, voting as a separate class, is necessary to authorize, effect or validate any amendment, alteration or repeal (including any amendment, alteration or repeal by operation of merger or consolidation) of any of the provisions of the certificate of incorporation that would adversely affect the powers, preferences or special rights of the Class IAM Junior Preferred Stock.

Redemption
The share of Class IAM Junior Preferred Stock will be automatically redeemed by UAL, at a price of $0.01 per share, on the IAM Termination Date or upon any purported transfer thereof other than as expressly permitted under the certificate of incorporation.
Ranking
The Class IAM Junior Preferred Stock is deemed to rank on a parity with the Class Pilot MEC Junior Preferred Stock and senior to the common stock as to amounts distributable upon liquidation, dissolution or winding up of UAL.

Preferred Stock Purchase Rights
Rights to Purchase Preferred Stock
In connection with the Tax Benefits Preservation Plan, the Board declared a dividend of one Right to stockholders of record at the close of business on December 14, 2020 (the “Record Date”). Each Right entitles its holder, under the circumstances described below, to purchase from UAL one one-thousandth of a share of Series A Preferred Stock, at an exercise price of $250.00 per Right, subject to adjustment.
The Rights attach to any shares of common stock that were outstanding as of the Record Date or becomes outstanding after the Record Date and prior to the earlier of the Distribution Time (as defined below) and the Expiration Time (as defined below), and in certain other circumstances described in the Tax Benefits Preservation Plan.
Until the Distribution Time, the Rights are associated with common stock and evidenced by common stock certificates or, in the case of uncertificated shares of common stock, the book-entry account that evidences record ownership of such shares, which contains a notation incorporating the Tax Benefits Preservation Plan by reference, and the Rights are transferable with and only with the underlying shares of common stock.
Separation and Distribution of Rights; Exercisability
Subject to certain exceptions, the Rights become exercisable and trade separately from common stock only upon the “Distribution Time,” which occurs upon the earlier of:
•
the close of business on the tenth (10th) day after the “Stock Acquisition Date” (which is defined as (a) the first date of public announcement that any person or group has become an “Acquiring Person,” which is defined as a person or group that, together with its affiliates and associates, beneficially owns 4.9% or more of the outstanding shares of common stock (with certain exceptions, including those described below) or (b) such other date, as determined by the Board, on which a person or group has become an Acquiring Person) or

•
the close of business on the tenth (10th) business day (or such later date as may be determined by the Board prior to such time as any person or group becomes an Acquiring Person) after the commencement of a tender offer or exchange offer that, if consummated, would result in a person or group becoming an Acquiring Person.

The Board may determine that any person is an Acquiring Person if such person becomes the beneficial owner of 4.9% of the then-outstanding shares of common stock under the regulations promulgated under the U.S. Internal Revenue Code of 1986, as amended (the “Code”).
An Acquiring Person does not include:
•
UAL or any subsidiary of UAL;

•
any officer, director or employee of UAL or any subsidiary of UAL in his or her capacity as such;

•
any employee benefit plan of UAL or of any subsidiary of UAL or any entity or trustee holding (or acting in a fiduciary capacity in respect of) shares of capital stock of UAL for or pursuant to the terms of any such plan or for the purpose of funding other employee benefits for employees of UAL or any subsidiary of UAL;

•
any person or group, together with its affiliates and associates, whose beneficial ownership of 4.9% or more of the then-outstanding shares of common stock will not jeopardize or endanger the availability to UAL of any NOL or other tax attribute, as determined by the Board in its sole discretion prior to the time any person becomes an Acquiring Person (provided that such person will be an Acquiring Person if the Board subsequently makes a contrary determination in its sole discretion, regardless of the reason for such contrary determination); or

•
any person or group that, together with its affiliates and associates, as of immediately prior to the first public announcement of the adoption of the Tax Benefits Preservation Plan, beneficially owns 4.9% or more of the outstanding shares of common stock so long as such person or group continues to beneficially own at least 4.9% of the outstanding shares of common stock and does not acquire shares of common stock to beneficially own an amount equal to or greater than the greater of 4.9% and the sum of the lowest beneficial ownership of such person or group since the public announcement of the adoption of the Tax Benefits Preservation Plan plus one share of common stock.
In addition, the Tax Benefits Preservation Plan provides that no person or group will become an Acquiring Person as a result of share purchases or issuances directly from UAL or through an underwritten offering approved by the Board. Also, a person or group will not be an Acquiring Person if the Board determines that such person or group has become an Acquiring Person inadvertently and such person or group as promptly as practicable divests a sufficient number of shares so that such person or group would no longer be an Acquiring Person. There are also certain exceptions for an “investment advisor” to mutual funds or a trustee of trusts qualified under Section 401(a) of the Code sponsored by unrelated corporations, unless the Board determines, in its reasonable discretion, that such investment advisor or trustee is deemed to beneficially own 4.9% or more of the shares of common stock then outstanding under specified regulations promulgated under the Code.
Certain synthetic interests in securities created by derivative positions, whether or not such interests are considered to be ownership of the underlying common stock or are reportable for purposes of Regulation 13D of the Exchange Act are treated as beneficial ownership of the number of shares of common stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of common stock are directly or indirectly held by counterparties to the derivatives contracts. In addition, for purposes of the Tax Benefits Preservation Plan, a person or group is deemed to beneficially own shares that such person is deemed to directly, indirectly or constructively own (as determined for purposes of Section 382 of the Code or the regulations promulgated under the Code), and Warrants and Warrant Shares (as each is defined in the Warrant Agreement, dated as of April 20, 2020, between UAL and the U.S. Treasury Department, the Warrant Agreement, dated as of September 28, 2020, between UAL and the United States Department of the Treasury, and the Warrant Agreement, dated as of January 15, 2021, between UAL and the U.S. Treasury Department) are disregarded for purposes of determining beneficial ownership.
Expiration Time
The Rights will expire on the earliest to occur of (a) the close of business on December 4, 2023 (the “Final Expiration Time”), (b) the time at which the Rights are redeemed or exchanged by UAL (as described below), (c) the close of business on the first business day following the certification of the voting results of UAL’s 2021 annual meeting of stockholders, if stockholder approval of the Tax Benefits Preservation Plan has not been obtained at such meeting, (d) upon the closing of any merger or other acquisition transaction involving UAL pursuant to a merger or other acquisition agreement that has been approved by the Board before any person or group becomes an Acquiring Person or (e) the time at which the Board determines that the NOLs and certain other tax attributes are utilized in all material respects or that an ownership change under Section 382 of the Code would not adversely impact in any material respect the time period in which UAL could use the NOLs and other tax attributes or materially impair the amount of NOLs and other tax attributes that could be used by UAL in any particular time period, for applicable tax purposes (the earliest of (a), (b), (c), (d) and (e) being herein referred to as the “Expiration Time”).
Flip-in Event
In the event that any person or group (other than certain exempt persons) becomes an Acquiring Person (a “Flip-in Event”), each holder of a Right (other than such Acquiring Person, any of its affiliates or associates or certain transferees of such Acquiring Person or of any such affiliate or associate, whose Rights automatically become null and void) will have the right to receive, upon exercise, common stock having a value equal to two times the exercise price of the Right.
For example, at an exercise price of $250.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following a Flip-in Event would entitle its holder to purchase $500.00 worth of common stock for $250.00. Assuming that common stock had a per share value of $50.00 at that time, the holder of each valid Right would be entitled to purchase ten shares of common stock for $250.00.
Flip-over Event
In the event that, at any time following the Stock Acquisition Date, any of the following occurs (each, a “Flip-over Event”):
•
UAL consolidates with, or merges with and into, any other entity, and UAL is not the continuing or surviving entity;

•
any entity engages in a share exchange with or consolidates with, or merges with or into, UAL, and UAL is the continuing or surviving entity and, in connection with such share exchange, consolidation or merger, all or part of the outstanding shares of common stock are changed into or exchanged for stock or other securities of any other entity or cash or any other property; or

•
UAL sells or otherwise transfers, in one transaction or a series of related transactions, 50% or more of UAL’s assets, cash flow or earning power, each holder of a Right (except Rights which previously have been voided as described above) will have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

Preferred Stock Provisions
Each share of Series A Preferred Stock, if issued: will not be redeemable, will entitle the holder thereof, when, as and if declared, to quarterly dividend payments equal to the greater of $1,000 per share and 1,000 times the amount of all cash dividends plus 1,000 times the amount of non-cash dividends or other distributions paid on one share of common stock, will entitle the holder thereof to receive $1,000 plus accrued and unpaid dividends per share upon liquidation and, if shares of common stock are exchanged via merger, consolidation or a similar transaction, will entitle the holder thereof to a per share payment equal to the payment made on 1,000 shares of common stock.
Anti-Dilution Adjustments
The exercise price payable, and the number of shares of Series A Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution:
•
in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Stock,

•
if holders of the Series A Preferred Stock are granted certain rights, options or warrants to subscribe for Series A Preferred Stock or convertible securities at less than the current market price of the Series A Preferred Stock or

•
upon the distribution to holders of the Series A Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the exercise price will be required until cumulative adjustments amount to at least 1% of the exercise price. No fractional shares of Series A Preferred Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Preferred Stock on the last trading day prior to the date of exercise.
Redemption; Exchange
At any time prior to the earlier of (i) the close of business on the tenth (10th) day following the Stock Acquisition Date or (ii) the Final Expiration Time, UAL may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (subject to adjustment and payable in cash, common stock or other consideration deemed appropriate by the Board). Immediately upon the action of the Board authorizing any redemption or at such later time as the Board may establish for the effectiveness of the redemption, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

At any time after any Acquiring Person, together with all of its affiliates and associates, becomes the beneficial owner of fifty percent (50%) or more of the outstanding shares of common stock, UAL may exchange the Rights (other than Rights owned by the Acquiring Person, any of its affiliates or associates or certain transferees of Acquiring Person or of any such affiliate or associate, whose Rights will have become null and void), in whole or in part, at an exchange ratio of one share of common stock, or one one-thousandth of a share of Series A Preferred Stock (or of a share of a class or series of Serial Preferred Stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).
Exemption Requests
A person desiring to effect a transaction that might result in such person becoming a beneficial owner of 4.9% or more of the then-outstanding shares of common stock may, by following the procedures outlined in the Tax Benefits Preservation Plan, request that the Board determine that such person would not be an Acquiring Person. In such case, the Board may grant the exemption notwithstanding the effect on UAL’s NOLs and other tax attributes, if the Board determines that such approval is in the best interests of UAL. The Board may impose any conditions that it deems reasonable and appropriate in connection with any such determination, including restrictions on the ability of the requesting person to transfer shares acquired by it in the transaction requiring approval.
Amendment of the Tax Benefits Preservation Plan
UAL and the Rights Agent may from time to time amend or supplement the Tax Benefits Preservation Plan without the consent of the holders of the Rights. However, on or after the Stock Acquisition Date, no amendment can materially adversely affect the interests of the holders of the Rights (other than the Acquiring Person, any of its affiliates or associates or certain transferees of Acquiring Person or of any such affiliate or associate).
Miscellaneous
While the distribution of the Rights is not taxable to stockholders or to UAL, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for common stock (or other consideration) or for common stock of the acquiring company or in the event of the redemption of the Rights as described above.
Foreign Ownership Limitation and Certain Anti-Takeover Provisions in UAL’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws applicable to all UAL Capital Stock
Foreign Ownership Limitation
The certificate of incorporation limits the total number of shares of equity securities held by all persons who fail to qualify as citizens of the United States to having no more than 24.9% of the voting power of all outstanding equity securities of UAL.
Undesignated Preferred Stock
The ability to authorize undesignated Preferred Stock makes it possible for the Board to issue Preferred Stock with super dividend or other special rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire UAL. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of UAL.
Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals
The bylaws provide that special meetings of the stockholders may be called only (i) by both the Chief Executive Officer and the Chairman of the Board, (ii) by the Board or (iii) subject to certain requirements set forth in the bylaws, upon the written request of one or more stockholders of record of UAL that together have continuously held, for their own account or on behalf of others, beneficial ownership of at least a 25% aggregate “net long position” (as defined in the bylaws) of the outstanding common stock for at least one year prior to the date such request is delivered to UAL.

The bylaws establish advance notice procedures with respect to stockholder proposals for annual meetings and the nomination of candidates for election as directors to the Board, other than nominations by ALPA or the IAM or nominations made by or at the direction of the Board or a committee of the Board. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide UAL with certain information. Additionally, vacancies and newly created directorships may be filled by a vote of a majority of the directors then in office, even though less than a quorum, except as otherwise provided in the certificate of incorporation. The bylaws allow the Chief Executive Officer or Chairman, or his or her designee, to preside at a meeting to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of UAL.
Proxy Access
The bylaws contain a proxy access right provision to permit a stockholder or group of up to 20 stockholders satisfying specified eligibility requirements to include director nominees in UAL’s proxy materials for annual meetings of stockholders. The maximum number of stockholder nominees permitted under these proxy access provisions is the greater of two or 20% of the Board elected by the holders of common stock. To be eligible to use these proxy access provisions, such stockholder (or group) must, among other requirements:
•
have continuously owned 3% or more of the outstanding shares of common stock throughout the three-year period preceding the date of the nomination notice, and continue to own at least 3% or more of the outstanding shares of common stock through the date of the annual meeting;

•
represent that such stockholder (or group) did not acquire, and is not holding, such shares of common stock for the purpose, or with the effect, of influencing or changing control of UAL; and

•
provide a written notice requesting the inclusion of director nominees in UAL’s proxy materials and provide other required information to UAL not earlier than the close of business on the 150th day and not later than the close of business on the 120th day prior to the anniversary of the mailing date of UAL’s proxy statement for the prior year’s annual meeting of stockholders (with adjustments if the date for the upcoming annual meeting of stockholders is more than 30 days before or after the anniversary date of the prior year’s annual meeting).

The foregoing proxy access right is subject to additional eligibility, procedural and disclosure requirements set forth in the bylaws.
No Stockholder Action by Written Consent
Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted, unless the certificate of incorporation provides otherwise. The certificate of incorporation provides that any action required or permitted to be taken by UAL stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by consent in writing by such stockholders.
Business Combinations
We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. Section 203 prevents certain Delaware corporations from engaging, under certain circumstances, in a “business combination” (as defined therein), which includes, among other things, a merger or sale of more than 10% of the corporation’s assets, with any interested stockholder for three years following the date that the stockholder became an interested stockholder. An interested stockholder is a stockholder who acquired 15% or more of the corporation’s outstanding voting stock or an affiliate or associate of such person.

Tax Benefits Preservation Plan
The Tax Benefits Preservation Plan could have certain anti-takeover effects because the Rights provided to holders of our common stock under the Tax Benefits Preservation Plan will cause substantial dilution to an Acquiring Person. While the Tax Benefits Preservation Plan is intended to preserve our current ability to utilize NOLs and certain other tax attributes, it effectively deters current and future purchasers from accumulating more than 4.9% of UAL’s securities, which could delay or discourage attempts that our stockholders may consider favorable. The Tax Benefits Preservation Plan should not interfere with any merger or other business combination approved by the Board.

CERTAIN U.S. FEDERAL TAX CONSIDERATIONS
The following is a general discussion of the material U.S. federal income and certain estate tax consequences of the purchase, exercise, disposition and lapse of warrants to purchase shares of our common stock (such shares, the “warrant shares”) acquired pursuant to this offering and the purchase, ownership and disposition of warrant shares (together with the warrants, the “securities”).
This discussion does not address the U.S. federal tax consequences to an entity treated as a partnership for U.S. federal income tax purposes or to persons investing through such an entity. If an entity treated as a partnership holds securities, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partner in a partnership considering an investment in securities should consult its own tax advisors as to the U.S. federal income and estate tax consequences of being a partner in a partnership that purchases, owns or disposes of securities.
This summary assumes that the securities are held as a capital asset (generally, property held for investment). This summary is of a general nature and thus does not address all of the U.S. federal income and estate tax considerations that might be relevant to a holder of securities in light of its particular circumstances or to a holder of securities subject to special treatment under U.S. federal tax laws (such as banks, insurance companies, dealers in securities or other holders of securities that generally mark their securities to market for U.S. federal income tax purposes, foreign governments, international organizations, tax-exempt entities, “controlled foreign corporations,” “passive foreign investment companies,” regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, or holders of securities that hold securities as part of a straddle, hedging transaction, conversion transaction or integrated transaction or that purchase or sell securities as part of a wash sale for U.S. federal income tax purposes). Furthermore, this summary does not discuss any aspects of U.S. federal gift, state, local or non-U.S. taxation. This summary is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated or proposed thereunder, judicial opinions, published positions of the U.S. Internal Revenue Service (the “IRS”) and other applicable authorities, all of which are subject to change or differing interpretation, possibly with retroactive effect. Each prospective purchaser of securities is advised to consult its own tax advisor with respect to the U.S. federal, state, local and non-U.S. tax consequences of purchasing, owning and disposing of securities. No assurance exists that the IRS will not challenge any of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, an opinion of counsel with respect to the U.S. federal income or estate tax consequences to a holder of securities of purchasing, owning and disposing of securities.
PROSPECTIVE INVESTORS CONSIDERING THE PURCHASE OF THE SECURITIES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF U.S. FEDERAL TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION AND ANY APPLICABLE TAX TREATY.
U.S. Holders
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of securities that is treated for U.S. federal income tax purposes as:
•
an individual who is a citizen or a resident of the United States;

•
a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust (i) the administration of which is subject to the primary supervision of a court within the United States and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person (within the meaning of Section 7701(a)(30) of the Code).

Sale or Other Disposition or Exercise of Warrants Settled Through a Net Cash Settlement
Upon the sale or other disposition of a warrant (including, if we elect to settle through Net Cash Settlement, by exercise), a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the U.S. Holder’s adjusted tax basis in the warrant. This capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in such warrant is more than one year at the time of the sale or other disposition. The deductibility of capital losses is subject to certain limitations.
Exercise of Warrants Settled Through a Net Share Settlement
In the event that we elect to settle an exercise of warrants through a Net Share Settlement, the U.S. federal income tax consequences to a U.S. Holder are not entirely clear. Exercise of the warrants may be treated as a non-recognition event (except with respect to any cash received in lieu of any fractional share), either because (i) the warrants are treated as options to receive a variable number of warrant shares with no exercise price or (ii) the exchange of warrants for warrant shares pursuant to Net Share Settlement is treated as a recapitalization. In either case, a U.S. Holder’s tax basis in the warrant shares received will equal the U.S. Holder’s adjusted tax basis in the warrants, less any amount attributable to any fractional share. If the warrants are treated as options, the holding period of warrant shares received upon the exercise of a warrant will commence on the day after the warrant is exercised. If the exchange of warrants for warrant shares pursuant to Net Share Settlement is treated as a recapitalization, the holding period of warrant shares received upon the exercise of a warrant will include the U.S. Holder’s holding period for the warrant.
It is also possible that exercise of the warrants could be treated as a taxable exchange in which gain or loss will be recognized. The amount of gain or loss recognized on such exchange and its character as short-term or long-term will depend on the characterization of that exchange. If a U.S. Holder is treated as selling a portion of the warrants or warrant shares for cash that is used to pay the exercise price for the warrants, the amount of gain or loss will be the difference between that exercise price and such U.S. Holder’s adjusted tax basis attributable to the warrants or warrant shares deemed to have been sold. If the U.S. Holder is treated as selling warrants, such U.S. Holder will have long-term capital gain or loss if it has held the warrants for more than one year. If the U.S. Holder is treated as selling warrant shares, such U.S. Holder will have short-term capital gain or loss. In either case, a U.S. Holder of a warrant will also recognize gain or loss in respect of the cash received in lieu of any fractional warrant share otherwise issuable upon exercise in an amount equal to the difference between the amount of cash received and the portion of such U.S. Holder’s tax basis attributable to such fractional share. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.
Alternatively, if the U.S. Holder is treated as exchanging, in a taxable exchange, the warrants for the warrant shares received on exercise, the amount of gain or loss will be the difference between (1) the fair market value of the warrant shares and cash in lieu of any fractional share received on exercise and (2) the holder’s adjusted tax basis in the warrants. In that case, the U.S. Holder will have long-term capital gain or loss if it has held the warrants for more than one year and such U.S. Holder will have a tax basis in the warrant shares received equal to their fair market value.
Due to the absence of authority on the U.S. federal income tax treatment of the exercise of warrants in the case that we elect Net Share Settlement, there can be no assurance as to which, if any, of the alternative tax consequences and holding periods described above will be adopted by the IRS or a court. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of the exercise of the warrants.
Lapse of Warrants
If a U.S. Holder allows a warrant to expire unexercised, such U.S. Holder will recognize a capital loss in an amount equal to such holder’s tax basis in the warrant. Such loss will generally be a capital loss and will be a long-term capital loss if the warrants have been held for more than one year on the date of expiration.
Constructive Dividends on the Warrants
Under Section 305 of the Code, an adjustment to the number of warrant shares that will be issued on the exercise of the warrants, or an adjustment to the exercise price of the warrants, may be treated as a constructive distribution to a U.S. Holder of the warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our earnings and profits as determined under U.S. federal income tax principles or our assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders).
Distributions on the Warrant Shares.
If we make distributions on warrant shares, the distributions will be dividends for U.S. federal income tax purposes to the extent paid from current or accumulated earnings and profits. To the extent distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital that will first reduce a U.S. Holder’s basis in the warrant shares (determined separately for each share), but not below zero, and then will be treated as gain from the sale of stock, subject to the tax treatment described below under “— Sale or Other Taxable Disposition of Warrant Shares.”
Dividends paid by us to corporate U.S. Holders will be eligible for the dividends-received deduction, provided that the corporate U.S. Holder receiving the dividends satisfies the holding period and other requirements for the dividends-received deduction. Dividends paid by us to certain non-corporate U.S. Holders (including individuals) will be eligible for U.S. federal income taxation at the rates generally applicable to long-term capital gains for individuals, provided that the non-corporate U.S. Holder receiving the dividends satisfies the applicable holding period and other requirements.
Sale or Other Taxable Disposition of Warrant Shares
Upon the sale, exchange or other taxable disposition of the warrant shares, a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any property received upon the sale, exchange or other taxable disposition and such U.S. Holder’s adjusted tax basis in the warrant shares. This capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in such warrant shares is more than one year at the time of the sale, exchange or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations.
Information Reporting and Backup Withholding
A U.S. Holder may be subject to information reporting and backup withholding when such holder receives payments on securities (including constructive dividends) or receives proceeds from the sale or other taxable disposition of securities. Certain U.S. Holders are exempt from backup withholding, including C corporations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:
•
fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•
furnishes an incorrect taxpayer identification number;

•
is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•
fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S. Holders
For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of securities that is not a U.S. Holder and is not an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes.
Exercise of Warrants
A Non-U.S. holder generally will not recognize gain or loss on the exercise of a warrant unless (i) cash is received (either in lieu of the issuance of a fractional warrant share or if we elect to settle the exercise of the warrant through Net Cash Settlement) or (ii) we elect to settle the exercise of the warrant through Net Share Settlement and such settlement is treated as a taxable exchange (see “U.S. Holders — Exercise of Warrants Settled Through a Net Share Settlement”), and, in each case, certain other conditions are present, as discussed below under “— Sale, Exchange or Other Taxable Disposition of Securities”.
Constructive Dividends on the Warrants
See the discussion of the rules applicable to constructive distributions on a warrant under the heading “— U.S. Holders — Constructive Dividends on the Warrants” above. If an adjustment to the number of warrant shares that will be issued on the exercise of the warrants, or an adjustment to the exercise price of the warrants, results in a constructive distribution, as described in “— U.S. Holders — Constructive Dividends on the Warrants,” the rules described below under “— Distributions on the Warrant Shares” would apply.
Distributions on the Warrant Shares
If we make distributions on warrant shares, the distributions will be dividends for U.S. federal income tax purposes to the extent paid from current or accumulated earnings and profits. To the extent distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital that will first reduce a Non-U.S. Holder’s basis in warrant shares (determined separately for each share), but not below zero, and then will be treated as gain from the sale of stock (as discussed further below).
Any dividend paid to a Non-U.S. Holder with respect to warrant shares generally will be subject to withholding tax at a 30% rate (or such lower rate specified by an applicable income tax treaty). Generally, a Non-U.S. Holder must certify as to its eligibility for reduced withholding under an applicable income tax treaty on a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, in order to obtain the benefits of such treaty. A Non-U.S. Holder that does not timely provide the applicable withholding agent with the required certification, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their own tax advisors regarding their possible entitlement to benefits under a tax treaty.
If, however, the Non-U.S. Holder provides a valid IRS Form W-8ECI, certifying that the dividend is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, and otherwise complies with applicable certification requirements, the dividend will not be subject to the withholding tax described above. Instead, such dividend will be subject to U.S. federal income tax in the manner described below under “— Effectively Connected Income.”
Sale, Exchange or Other Taxable Disposition of Securities
Except as otherwise discussed below, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon a sale, exchange or other taxable disposition of securities unless (i) such gain is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business (and, if an income tax treaty applies, the gain is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States), (ii) the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the year in which such sale, exchange or other taxable disposition occurs and certain other conditions are met, or (iii) we are or have been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of (x) the five-year period ending on the date of such sale, exchange or other disposition and (y) such Non-U.S. Holder’s holding period with respect to such securities, and, provided that our common stock is regularly traded on an established securities market within the meaning of applicable U.S. Treasury regulations, such Non-U.S. Holder has held, directly or constructively, at any time during said period, more than 5% of our common stock. We do not believe that we are or will become a USRPHC; however, there can be no assurance in that regard.
Gain described in clauses (i) and (iii) immediately above will be subject to U.S. federal income tax in the manner described below under “— Effectively Connected Income.” A Non-U.S. Holder described in clause (ii) immediately above will be subject to tax at a 30% rate (or such lower rate specified by an applicable income tax treaty) on the net gain derived from the sale, exchange or other taxable disposition, which may be offset by U.S.-source capital losses of the Non-U.S. Holder during the taxable year.
Effectively Connected Income
Any dividend with respect to, or gain recognized upon a sale, exchange or other taxable disposition of, securities that is effectively connected with a trade or business carried on by a Non-U.S. Holder within the United States (and, if an income tax treaty applies, that is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States) will be subject to U.S. federal income tax, based on the Non-U.S. Holder’s net effectively connected income, generally in the same manner as if the Non-U.S. Holder were a U.S. person for U.S. federal income tax purposes (See “— U.S. Holders”). If a dividend or gain is effectively connected with a U.S. trade or business of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, such corporate Non-U.S. Holder may also be subject to a “branch profits tax” on its effectively connected earnings and profits (subject to certain adjustments) at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). Non-U.S. Holders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.
FATCA Withholding
Under legislation commonly known as the Foreign Account Tax Compliance Act or “FATCA,” a U.S. federal 30% withholding tax generally will be imposed on dividends with respect to warrant shares paid to (i) a foreign financial institution (as defined in Section 1471(d)(4) of the Code and the U.S. Treasury regulations promulgated thereunder), unless the foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose certain information regarding its U.S. account holders (including certain account holders that are foreign entities that have U.S. owners) and satisfies certain other requirements or is deemed to be compliant with the requirements of FATCA, including pursuant to an intergovernmental agreement, and (ii) certain other non-U.S. entities, unless the entity provides the payor with certain information regarding certain direct and indirect U.S. owners of the entity, or certifies that it has no such U.S. owners, and complies with certain other requirements. All Non-U.S. Holders generally will be required to furnish certifications (generally on an IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI) or other documentation to establish an exemption from withholding under FATCA. Even if a Non-U.S. Holder provides such certification, FATCA withholding will still apply where warrant shares are held through a non-U.S. broker (or other non-U.S. intermediary) that is not FATCA compliant. Under certain circumstances, a Non-U.S. Holder may be eligible for refunds or credits of the tax. Non-U.S. Holders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the securities, including the potential applicability of any intergovernmental agreements entered into between the United States and countries in which such applicable Non-U.S. Holders are resident or maintain a branch.
Information Reporting and Backup Withholding
Annual reporting to the IRS and to each Non-U.S. Holder will be required as to the amount of dividends paid, or deemed paid, to such Non-U.S. Holder and the amount, if any, of tax withheld with respect to such dividends. This information may also be made available to the tax authorities in the Non-U.S. Holder’s country of residence. Dividends generally are not subject to “backup withholding” if the Non-U.S. Holder properly certifies as to its non-U.S. status (usually by completing an IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI).
The payment of the proceeds of the sale, exchange or other disposition of securities to or through the U.S. office of a broker will be subject to both backup withholding (currently at a rate of 24%) and information reporting unless the Non-U.S. Holder certifies its non-U.S. status on IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI or otherwise establishes an exemption. Information reporting requirements, but generally not backup withholding, will also generally apply to payments of the proceeds of a sale, exchange or other disposition of securities by non-U.S. offices of U.S. brokers or non-U.S. brokers with certain types of relationships to the United States unless the Non-U.S. Holder certifies its non-U.S. status or otherwise establishes an exemption. Certain Non-U.S. Holders (including corporations) are not subject to backup withholding and information reporting requirements.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments made to a Non-U.S. Holder may be refunded or credited against such Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.
Estate Tax
A Non-U.S. Holder who is an individual should note that securities (i) owned and held by such individual or (ii) otherwise includible in such individual’s gross estate for U.S. federal estate tax purposes (for example, where such shares are owned and held by a trust funded by such individual and with respect to which the individual has retained certain interests or powers), generally will be, absent an applicable treaty, treated as U.S.-situs property subject to U.S. federal estate tax. Accordingly, Non-U.S. Holders who are individuals may be subject to U.S. federal estate tax on all or a portion of the value of securities owned, directly or indirectly, at the time of their death. Prospective investors who are non-resident alien individuals (or entities includible in such an individual’s gross estate for U.S. federal estate tax purposes) are urged to consult their own tax advisors concerning the potential U.S. federal estate tax consequences of owning securities.

PLAN OF DISTRIBUTION
The selling securityholder and any of its successors, including their pledgees, assignees, donees, transferees or other successors-in-interest, may, from time to time, sell, transfer or otherwise dispose of any or all of their securities on any stock exchange, market or trading facility on which the securities are traded or in privately negotiated transactions. These sales may be at fixed or negotiated prices. The selling securityholder may use any one or more of the following methods when selling securities:
•
an underwritten offering;

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
settlement of short sales;

•
in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
a combination of any such methods of sale; or

•
any other method permitted pursuant to applicable law.

The selling securityholder may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus supplement.
Broker-dealers engaged by the selling securityholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.
In connection with the sale of the securities covered hereby, the selling securityholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling securityholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling securityholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus supplement, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus supplement.
The selling securityholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that the selling securityholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. We will pay certain fees and expenses incurred by us incident to the registration of the securities.
Because the selling securityholder may be deemed to be an “underwriter” within the meaning of the Securities Act, it may be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder.

We intend to keep this prospectus supplement effective until the earliest of the date on which the securities (i) have been sold pursuant to an effective registration statement under the Securities Act, (ii) may be sold pursuant to Rule 144 without limitation thereunder on volume or manner of sale, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect, (iii) shall have ceased to be outstanding or (iv) have been sold in a private transaction in which the transferor’s rights under the warrant agreement are not assigned to the transferee of the securities. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling securityholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling securityholder or any other person. We will make copies of this prospectus supplement available to the selling securityholder and are informing the selling securityholder of the need to deliver a copy of this prospectus supplement to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. These documents may also be accessed on our website at http://ir.united.com. We are not incorporating by reference into this prospectus supplement or the accompanying prospectus the information on our website, and you should not consider it to be a part hereof or thereof. Information may also be obtained from us at United Airlines Holdings, Inc., 233 S. Wacker Drive, Chicago, Illinois 60606, telephone (872) 825-4000.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” certain information into this prospectus supplement and the accompanying prospectus from certain documents that we file with the SEC. By incorporating by reference, we are disclosing important information to you by referring you to documents we file separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for information incorporated by reference that is modified or superseded by information contained in this prospectus supplement or the accompanying prospectus or in any other subsequently filed document that also is incorporated by reference herein or therein. These documents contain important information about us, our business and our finances. The following documents previously filed with the SEC are incorporated by reference into this prospectus supplement and the accompanying prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:
•
our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 1, 2021;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on April 22, 2021;

•
our Current Reports on Form 8-K filed with the SEC on January 20, 2021 (excluding Item 2.02), February 24, 2021 (excluding Item 7.01), February 25, 2021, March 3, 2021, March 31, 2021, April 12, 2021 (excluding Item 2.02), April 14, 2021, April 22, 2021, April 30, 2021, May 28, 2021, June 28, 2021 (excluding Item 7.01) and June 29, 2021 (excluding Item 7.01);

•
the description of our common stock in our Registration Statement on Form 8-A filed with the SEC on September 5, 2018, including any amendments and reports filed for the purpose of updating such description; and

•
the description of our preferred stock purchase rights in our Registration Statement on Form 8-A filed with the SEC on December 7, 2020, including any amendments and reports filed for the purpose of updating such description.

We also incorporate by reference all future documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of our common stock to which this prospectus supplement and the accompanying prospectus relate, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules.
The information relating to us contained in this prospectus supplement and the accompanying prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus.
If you request, either orally or in writing, we will provide you with copies of any or all documents that are incorporated or deemed incorporated by reference herein. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests can be made by writing to United Airlines Holdings, Inc., 233 S. Wacker Drive, Chicago, Illinois 60606, Attention: Corporate Secretary, or by telephone request to (872) 825-4000. The documents may also be accessed on our website at http://ir.united.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information contained on our website to be part of this prospectus supplement or the accompanying prospectus.
LEGAL MATTERS
Certain legal matters will be passed upon for us by Sidley Austin LLP, Chicago, Illinois and Houston, Texas.
EXPERTS
The consolidated financial statements of UAL and United appearing in our Annual Report (Form 10-K) for the year ended December 31, 2020, including the schedule appearing therein, and the effectiveness of UAL’s internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of UAL’s internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS
United Airlines Holdings, Inc.
Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
Depositary Shares
Stock Purchase Contracts
Stock Purchase Units
Subscription Rights
Warrants

United Airlines, Inc.
Debt Securities
Guarantees of Debt Securities

The securities covered by this prospectus may be sold by United Airlines Holdings, Inc. and its wholly-owned subsidiary United Airlines, Inc., from time to time, together or separately. In addition, selling security holders who may be named in a prospectus supplement may offer and sell, from time to time, securities held by them in such amounts as set forth in such prospectus supplement. We may, and any selling security holder may, offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling security holders.
We will describe the specific terms of any offering of securities in a prospectus supplement to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before you decide to invest in any of these securities.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
The Common Stock of United Airlines Holdings, Inc. is traded on The Nasdaq Stock Market LLC under the symbol “UAL.”
Investing in our securities involves risks. See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 17, 2020.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under the shelf registration process, we, or certain of our security holders, may sell the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities that we or a selling security holder may offer. Each time we, or, under certain circumstances, our security holders, sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.
This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
In this prospectus, unless the context otherwise requires, the terms “we,” “our,” “us” and the “Company” refer to United Airlines Holdings, Inc. and its subsidiaries, including United Airlines, Inc.
You should rely only on the information contained in this prospectus or in a prospectus supplement accompanying this prospectus or on the information incorporated by reference therein. We have not authorized anyone to provide you with different information. The distribution of this prospectus and sale of these securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

RISK FACTORS
An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:
•
the information contained in or incorporated by reference into this prospectus;

•
the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

•
the risks described in the Annual Report on Form 10-K of United Airlines Holdings, Inc. and United Airlines, Inc. for our most recent fiscal year and in any Quarterly Report on Form 10-Q that we have filed since our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus; and

•
other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of securities.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus, the accompanying prospectus supplement and the documents incorporated or deemed incorporated by reference herein and therein contain “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current beliefs and expectations of our management with respect to future events and are subject to significant risks and uncertainties. These statements relate to future events, including our future performance, and management’s expectations, beliefs, intentions, plans or projections relating to the future, and some of these statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “seeks,” “future,” “continue,” “contemplate,” “plans,” “predicts,” “would,” “will,” “may,” “should” and the negative or other variations of those terms or comparable terminology or by discussion of strategy, plans, opportunities or intentions. As a result, actual results, performance or achievements may vary materially from those anticipated by the forward-looking statements.
Among the factors that could cause actual results, performance or achievements to differ materially from those indicated by such forward-looking statements are:
•
the duration and spread of the ongoing global novel coronavirus (“COVID-19”) pandemic and the outbreak of any other disease or similar public health threat and the impact on our business, results of operations and financial condition;

•
the impact of workforce reductions on our business;

•
the lenders’ ability to accelerate the MileagePlus indebtedness, foreclose upon the collateral securing the MileagePlus indebtedness or exercise other remedies if we are not able to comply with the covenants in the MileagePlus financing agreements;

•
the final terms of borrowing pursuant to the Loan Program established under Section 4003(b) of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), and the effects of the grant and promissory note through the Payroll Support Program under the CARES Act;

•
the costs and availability of financing;

•
our significant amount of financial leverage from fixed obligations and ability to seek additional liquidity and maintain adequate liquidity;

•
our ability to comply with the terms of our various financing arrangements;

•
our ability to utilize our net operating losses to offset future taxable income;

•
the material disruption of our strategic operating plan as a result of the COVID-19 pandemic, and our ability to execute our strategic operating plans in the long term;

•
general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets);

•
risks of doing business globally, including instability and political developments that may impact our operations in certain countries;

•
demand for travel and the impact that global economic and political conditions have on customer travel patterns;

•
our capacity decisions and the capacity decisions of our competitors;

•
competitive pressures on pricing and on demand;

•
changes in aircraft fuel prices;

•
disruptions in our supply of aircraft fuel;

•
our ability to cost-effectively hedge against increases in the price of aircraft fuel, if we decide to do so;

•
the effects of any technology failures or cybersecurity or significant data breaches;

•
disruptions to services provided by third-party service providers;

•
potential reputational or other impact from adverse events involving our aircraft or operations, the aircraft or operations of our regional carriers or our code share partners or the aircraft or operations of another airline;

•
our ability to attract and retain customers;

•
the effects of any terrorist attacks, international hostilities or other security events, or the fear of such events;

•
the mandatory grounding of aircraft in our fleet;

•
disruptions to our regional network as a result of the COVID-19 pandemic or otherwise;

•
the impact of regulatory, investigative and legal proceedings and legal compliance risks;

•
the success of our investments in other airlines, including in other parts of the world,which involve significant challenges and risks, particularly given the impact of the COVID-19 pandemic;

•
industry consolidation or changes in airline alliances;

•
the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers;

•
costs associated with any modification or termination of our aircraft orders;

•
disruptions in the availability of aircraft, parts or support from our suppliers;

•
our ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with our union groups;

•
any disruptions to operations due to any potential actions by our labor groups;

•
labor costs;

•
the impact of any management changes;

•
extended interruptions or disruptions in service at major airports where we operate;

•
U.S. or foreign governmental legislation, regulation and other actions (including Open Skies agreements, environmental regulations and the United Kingdom’s withdrawal from the European Union);

•
the seasonality of the airline industry;

•
weather conditions;

•
the costs and availability of aviation and other insurance;

•
our ability to realize the full value of our intangible assets and long-lived assets;

•
any impact to our reputation or brand image; and

•
those factors referred to in “Risk Factors” in this prospectus and in our periodic filings with the SEC.

We make these statements under the protection afforded by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Because forward-looking statements are subject to assumptions and uncertainties, actual results, performance or achievements may differ materially from those expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date such statements are made. Except to the extent required by applicable law or regulation, we undertake no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

THE COMPANY
United Airlines Holdings, Inc. (“UAL”) is a holding company, and its principal, wholly-owned subsidiary is United Airlines, Inc. (“United”), which is a commercial airline.
Each of UAL and United is a Delaware corporation. The principal executive offices of UAL and United are located at 233 S. Wacker Drive, Chicago, Illinois 60606, telephone (872) 825-4000.
The website for UAL and United is www.united.com. The information contained on or connected to this website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.
SELLING SECURITY HOLDERS
We may register securities covered by this prospectus for re-offers and resales by any selling security holders who may be named in a prospectus supplement. Because each of UAL and United is a well-known seasoned issuer, as defined in Rule 405 under the Securities Act, we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the SEC. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See “Plan of Distribution.” Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling security holders. We will provide you with a prospectus supplement naming the selling security holders, the amount of securities to be registered and sold and any other terms of the securities being sold by a selling security holder.
USE OF PROCEEDS
Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include repayment of indebtedness, the funding of a portion of our pension liabilities and our working capital requirements. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sales of our securities by any selling security holder who may be named in a prospectus supplement.

DESCRIPTION OF UAL CAPITAL STOCK
The following description of UAL’s capital stock includes a summary of certain provisions of UAL’s amended and restated certificate of incorporation and amended and restated bylaws. The following description of the terms of the Preferred Stock UAL may issue sets forth certain general terms and provisions of any series of Preferred Stock to which any prospectus supplement may relate. Particular terms of the Preferred Stock offered by any prospectus supplement and the extent, if any, to which these general terms and provisions shall apply to any series of Preferred Stock so offered will be described in the prospectus supplement relating to the applicable Preferred Stock. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such series of Preferred Stock. This description of UAL’s capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Delaware law and the provisions of UAL’s amended and restated certificate of incorporation and any applicable certificates of designations, which have been or will be filed with the SEC.
General
UAL is authorized to issue up to 1,000,000,000 shares of Common Stock, par value $0.01 per share (“UAL Common Stock”). UAL is also authorized to issue 250,000,000 shares of Preferred Stock, without par value (“Preferred Stock”), one share of Class Pilot MEC Junior Preferred Stock, par value $0.01 per share (“Class Pilot MEC Junior Preferred Stock”), and one share of Class IAM Junior Preferred Stock, par value $0.01 per share (“Class IAM Junior Preferred Stock”).
Common Stock
Dividends
The holders of UAL Common Stock will be entitled to receive dividends, if and when declared payable, from time to time by the UAL board of directors (the “Board”).
Liquidation
Upon any liquidation, dissolution or winding up of UAL, after all securities ranking prior to UAL Common Stock, including any shares of UAL’s Preferred Stock, Class Pilot MEC Junior Preferred Stock and Class IAM Junior Preferred Stock, have been paid in full that to which they are entitled, the holders of the then outstanding shares of UAL Common Stock will be entitled to receive, pro rata, the remaining assets of UAL available for distribution to its stockholders.
Voting Rights
Each outstanding share of UAL Common Stock will entitle the holder thereof to one vote on each matter submitted to a vote at a meeting of stockholders. At meetings of stockholders, holders of UAL’s Common Stock vote together as a single class with holders of UAL’s Class Pilot MEC Junior Preferred Stock and Class IAM Junior Preferred Stock on all matters except the election of directors to the Board. Except as otherwise required by UAL’s amended and restated certificate of incorporation, each director shall be elected by vote of a majority of the votes cast with respect to that director’s election. However, if the number of director nominees exceeds the number of directors to be elected at any meeting of stockholders as of the date that is 10 days prior to the date UAL files its definitive proxy statement with the SEC, then each director shall be elected by a plurality of the votes cast and entitled to vote on the election of directors. The affirmative vote of holders of shares of UAL’s capital stock representing a majority of the votes present in person or by proxy at the meeting and entitled to be cast on the matter will be required to approve any other matters.
Other
UAL Common Stock is not convertible into, or exchangeable for, any other class or series of capital stock. Holders of UAL Common Stock have no preemptive or other rights to subscribe for or purchase additional securities of UAL. UAL’s amended and restated certificate of incorporation contains no sinking fund provisions or redemption provisions with respect to the UAL Common Stock. Shares of UAL

Common Stock are not subject to calls or assessments. No personal liability will attach to holders under the laws of the State of Delaware (UAL’s state of incorporation) or of the State of Illinois (the state in which UAL’s principal place of business is located). There is no classification of the Board.
UAL Common Stock is subject to a foreign ownership limitation. See “—Foreign Ownership Limitation and Certain Anti-Takeover Provisions in UAL’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws applicable to all UAL Capital Stock” below.
Preferred Stock
Preferred Stock may be issued independently or together with any other securities and may be attached to or separate from the securities.
Pursuant to Delaware law and UAL’s amended and restated certificate of incorporation, the Board by resolution, and without the approval of stockholders, may establish one or more series of Preferred Stock, fix the number of shares constituting such series and fix the designations and the powers, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations and restrictions thereof, of such series. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of UAL.
If the Board approves the issuance of a series of Preferred Stock to be offered hereunder, a description will be filed with the SEC and the terms of such series will be described in the prospectus supplement with respect to such series, including the following terms:
•
The number of shares constituting such series and the distinctive designation of the series;

•
The dividend rate on the shares of the series, the conditions and dates upon which dividends thereon shall be payable, the extent, if any, to which dividends thereon shall be cumulative, and the relative rights of preference, if any, of payment of dividends thereon;

•
Whether or not the shares of the series are redeemable and, if redeemable, the time or times during which they shall be redeemable and the amount per share payable on redemption thereof, which amount may, but need not, vary according to the time and circumstances of such redemption;

•
The amount payable in respect of the shares of the series, in the event of any liquidation, dissolution or winding up of UAL, which amount may, but need not, vary according to the time or circumstances of such action, and the relative rights of preference, if any, of payment of such amount;

•
Any requirement as to a sinking fund for the shares of the series, or any requirement as to the redemption, purchase or other retirement by UAL of the shares of the series;

•
The right, if any, to exchange or convert shares of the series into other securities or property, and the rate or basis, time, manner and condition of exchange or conversion;

•
The voting rights, if any, to which the holders of shares of the series shall be entitled in addition to the voting rights provided by law (provided that, except as required by law or as approved by the stockholders, UAL shall not issue Preferred Stock with voting rights unless such Preferred Stock is convertible into UAL Common Stock, in which case such Preferred Stock may vote with the UAL Common Stock on an as-converted basis); and

•
Any other term, condition or provision with respect to the series not inconsistent with the provisions of Article Fourth, Part I of UAL’s amended and restated certificate of incorporation or any resolution adopted by the Board pursuant thereto.

Class Pilot MEC Junior Preferred Stock
UAL currently has one share of Class Pilot MEC Junior Preferred Stock outstanding, which may be held only by the United Airlines Pilots Master Executive Council (the “MEC”) of the Air Line Pilots Association, International (“ALPA”) or a duly authorized agent acting for the benefit of the MEC, and may only be transferred in certain limited circumstances specified in UAL’s amended and restated certificate of incorporation.

Dividends
The holder of the Class Pilot MEC Junior Preferred Stock is not entitled to receive dividends or other distributions, except as described under “— Liquidation” below.
Liquidation
Upon any liquidation, dissolution or winding up of UAL, after all securities ranking prior to the Class Pilot MEC Junior Preferred Stock, including any shares of UAL’s Preferred Stock, have been paid in full that to which they are entitled, the holder of the Class Pilot MEC Junior Preferred Stock will be entitled to receive $0.01 for the share of Class Pilot MEC Junior Preferred Stock, but such holder shall not be entitled to any further payment.
Voting Rights
The holder of the share of Class Pilot MEC Junior Preferred Stock has the following voting rights:
(a)   Until such time (the “ALPA Termination Date”) as there are no longer any persons represented by ALPA (or a successor to the MEC by merger or reorganization of ALPA) employed by UAL or any of its affiliates or the collective bargaining agreement between UAL or any of its affiliates and ALPA has been amended so that such agreement no longer provides that ALPA has the right to appoint a director to the Board, the holder of the share of Class Pilot MEC Junior Preferred Stock shall have the right (i) voting as a separate class, to (1) elect one director to the Board at each annual meeting of stockholders for a term of office to expire at the succeeding annual meeting of stockholders, (2) remove such director with or without cause and (3) fill any vacancies in such directorship resulting from death, resignation, disqualification, removal or other cause; and (ii) voting together as a single class with the holders of UAL Common Stock and the holders of such other classes or series of stock that vote together with the UAL Common Stock as a single class, to vote on all matters submitted to a vote of the holders of UAL Common Stock (other than the election of directors), except as otherwise required by law.
(b)   The affirmative vote of the holder of the share of Class Pilot MEC Junior Preferred Stock, voting as a separate class, is necessary to authorize, effect or validate any amendment, alteration or repeal (including any amendment, alteration or repeal by operation of merger or consolidation) of any of the provisions of UAL’s amended and restated certificate of incorporation that would adversely affect the powers, preferences or special rights of the Class Pilot MEC Junior Preferred Stock.
Redemption
The share of Class Pilot MEC Junior Preferred Stock will be automatically redeemed by UAL, at a price of $0.01 per share, on the ALPA Termination Date or upon any purported transfer thereof other than as expressly permitted under UAL’s amended and restated certificate of incorporation.
Ranking
The Class Pilot MEC Junior Preferred Stock is deemed to rank on a parity with the Class IAM Junior Preferred Stock and senior to the UAL Common Stock as to amounts distributable upon liquidation, dissolution or winding up of UAL.
Class IAM Junior Preferred Stock
UAL currently has one share of Class IAM Junior Preferred Stock outstanding, which may be held only by the International Association of Machinists and Aerospace Workers (the “IAM”) or a duly authorized agent acting for the benefit of the IAM, and may only be transferred in certain limited circumstances specified in UAL’s amended and restated certificate of incorporation.
Dividends
The holder of the Class IAM Junior Preferred Stock is not entitled to receive dividends or other distributions, except as described under “— Liquidation” below.

Liquidation
Upon any liquidation, dissolution or winding up of UAL, after all securities ranking prior to the Class IAM Junior Preferred Stock, including any shares of UAL’s Preferred Stock, have been paid in full that to which they are entitled, the holder of the Class IAM Junior Preferred Stock will be entitled to receive $0.01 for the share of Class IAM Junior Preferred Stock, but such holder shall not be entitled to any further payment.
Voting Rights
The holder of the share of Class IAM Junior Preferred Stock has the following voting rights:
(a)   Until such time (the “IAM Termination Date”) as there are no longer any persons represented by the IAM (or a successor to the IAM by merger or reorganization of the IAM) employed by UAL or any of its affiliates or a certain letter agreement between UAL and the IAM no longer provides that the IAM has the right to appoint a director to the Board, the holder of the share of Class IAM Junior Preferred Stock shall have the right (i) voting as a separate class, to (1) elect one director to the Board at each annual meeting of stockholders for a term of office to expire at the succeeding annual meeting of stockholders, (2) remove such director with or without cause and (3) fill any vacancies in such directorship resulting from death, resignation, disqualification, removal or other cause; and (ii) voting together as a single class with the holders of UAL Common Stock and the holders of such other classes or series of stock that vote together with the UAL Common Stock as a single class, to vote on all matters submitted to a vote of the holders of UAL Common Stock (other than the election of directors), except as otherwise required by law.
(b)   The affirmative vote of the holder of the share of Class IAM Junior Preferred Stock, voting as a separate class, is necessary to authorize, effect or validate any amendment, alteration or repeal (including any amendment, alteration or repeal by operation of merger or consolidation) of any of the provisions of UAL’s amended and restated certificate of incorporation that would adversely affect the powers, preferences or special rights of the Class IAM Junior Preferred Stock.
Redemption
The share of Class IAM Junior Preferred Stock will be automatically redeemed by UAL, at a price of $0.01 per share, on the IAM Termination Date or upon any purported transfer thereof other than as expressly permitted under UAL’s amended and restated certificate of incorporation.
Ranking
The Class IAM Junior Preferred Stock is deemed to rank on a parity with the Class Pilot MEC Junior Preferred Stock and senior to the UAL Common Stock as to amounts distributable upon liquidation, dissolution or winding up of UAL.
Foreign Ownership Limitation and Certain Anti-Takeover Provisions in UAL’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws applicable to all UAL Capital Stock
Foreign Ownership Limitation
UAL’s amended and restated certificate of incorporation limits the total number of shares of equity securities held by all persons who fail to qualify as citizens of the United States to having no more than 24.9% of the voting power of all outstanding equity securities of UAL.
Undesignated Preferred Stock
The ability to authorize undesignated Preferred Stock makes it possible for the Board to issue Preferred Stock with super dividend or other special rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire UAL. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of UAL.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals
UAL’s amended and restated bylaws provide that special meetings of the stockholders may be called only (i) by both the Chief Executive Officer and the Chairman of the Board, (ii) by the Board or (iii) subject to certain requirements set forth in UAL’s amended and restated bylaws, upon the written request of one or more stockholders of record of UAL that together have continuously held, for their own account or on behalf of others, beneficial ownership of at least a 25% aggregate “net long position” (as defined in UAL’s amended and restated bylaws) of the outstanding UAL Common Stock for at least one year prior to the date such request is delivered to UAL.
UAL’s amended and restated bylaws establish advance notice procedures with respect to stockholder proposals for annual meetings and the nomination of candidates for election as directors to the Board, other than nominations by ALPA or the IAM or nominations made by or at the direction of the Board or a committee of the Board. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide UAL with certain information. Additionally, vacancies and newly created directorships may be filled by a vote of a majority of the directors then in office, even though less than a quorum, except as otherwise provided in UAL’s amended and restated certificate of incorporation. UAL’s amended and restated bylaws allow the Chief Executive Officer or Chairman, or his or her designee, to preside at a meeting to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of UAL.
Proxy Access
UAL’s amended and restated bylaws contain a proxy access right provision to permit a stockholder or group of up to 20 stockholders satisfying specified eligibility requirements to include director nominees in UAL’s proxy materials for annual meetings of stockholders. The maximum number of stockholder nominees permitted under these proxy access provisions is the greater of two or 20% of the Board elected by the holders of UAL Common Stock. To be eligible to use these proxy access provisions, such stockholder (or group) must, among other requirements:
•
have continuously owned 3% or more of the outstanding shares of UAL Common Stock throughout the three-year period preceding the date of the nomination notice, and continue to own at least 3% or more of the outstanding shares of UAL Common Stock through the date of the annual meeting;

•
represent that such stockholder (or group) did not acquire, and is not holding, such shares of UAL Common Stock for the purpose, or with the effect, of influencing or changing control of UAL; and

•
provide a written notice requesting the inclusion of director nominees in UAL’s proxy materials and provide other required information to UAL not earlier than the close of business on the 150th day and not later than the close of business on the 120th day prior to the anniversary of the mailing date of UAL’s proxy statement for the prior year’s annual meeting of stockholders (with adjustments if the date for the upcoming annual meeting of stockholders is more than 30 days before or after the anniversary date of the prior year’s annual meeting).

The foregoing proxy access right is subject to additional eligibility, procedural and disclosure requirements set forth in UAL’s amended and restated bylaws.
No Stockholder Action by Written Consent
Pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”), any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted, unless UAL’s amended and restated certificate of incorporation provides otherwise. UAL’s amended and restated certificate of incorporation provides that any action required or permitted to be taken by UAL stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by consent in writing by such stockholders.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
The following description of the terms of the debt securities and guarantees sets forth certain general terms and provisions of the debt securities and guarantees to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities and guarantees will be described in the prospectus supplement relating to those debt securities and guarantees. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to the prospectus supplement relating thereto and, to the extent applicable, the following description.
UAL or United may issue debt securities from time to time in one or more series. The debt securities will be general obligations of the applicable issuer. The debt securities issued by UAL or United may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by the other of such companies. If any series of debt securities will be subordinated to other indebtedness that the applicable issuer has outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities will be issued under one or more indentures between one or more of us and one or more trustees named in the prospectus supplement. The indenture that UAL and United expect to use has been filed with the SEC and is listed as an exhibit to the registration statement. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below.
General
The debt securities will represent direct, unsecured, general obligations of UAL or United and:
•
may rank equally with other unsubordinated debt or may be subordinated to other debt the issuer has or may incur;

•
may be issued in one or more series with the same or various maturities;

•
may be issued at a price of 100% of their principal amount or at a premium or discount;

•
may be issued in registered or bearer form and certificated or uncertificated form; and

•
may be represented by one or more global notes registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. The debt securities may be issued in one or more series as the issuer may authorize from time to time. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:
(1)   the identity of the issuer of such debt securities;
(2)   the form and title of the debt securities of the series (which shall distinguish the debt securities of that particular series from the debt securities of any other series);
(3)   the price or prices of the debt securities of the series;
(4)   any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of the series);
(5)   the date or dates on which the principal and premium with respect to the debt securities of the series are payable;
(6)   the rate or rates (which may be fixed or variable) at which the debt securities of the series shall bear interest, if any, or the method of determining such rate or rates, the date or dates from which such interest, if any, shall accrue, the interest payment dates on which such interest, if any, shall be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of securities in registered form), and the basis upon which such interest will be calculated if other than that of a 360-day year of twelve 30-day months;
(7)   the currency or currencies in which debt securities of the series shall be denominated, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of securities in registered form) or the principal New York office of the trustee (in the case of securities in bearer form), where the principal, premium and interest with respect to debt securities of the series shall be payable or the method of such payment, if by wire transfer, mail or other means;
(8)   the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at the issuer’s option or otherwise;
(9)   whether debt securities of the series are to be issued as securities in registered form or as securities in bearer form or both and, if securities in bearer form are to be issued, whether coupons will be attached to them, whether securities in bearer form of the series may be exchanged for securities in registered form of the series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;
(10)   if any debt securities of the series are to be issued as securities in bearer form or as one or more global securities representing individual securities in bearer form of the series, whether certain provisions for the payment of additional interest or tax redemptions shall apply; whether interest with respect to any portion of a temporary bearer security of the series payable with respect to any interest payment date prior to the exchange of such temporary bearer security for definitive securities in bearer form of the series shall be paid to any clearing organization with respect to the portion of such temporary bearer security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary security in bearer form may be exchanged for one or more definitive securities in bearer form of the series;
(11)   the issuer’s obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;
(12)   the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for the issuer’s or UAL Common Stock, Preferred Stock, other debt securities or warrants for UAL Common Stock, Preferred Stock, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;
(13)   if other than denominations of $1,000 or any integral multiple thereof, the denominations in which debt securities of the series shall be issuable;
(14)   if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;
(15)   if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;
(16)   any changes or additions to the provisions of the indenture dealing with defeasance;
(17)   if other than the entire principal amount thereof, the portion of the principal amount of debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;
(18)   the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), are applicable and any corresponding changes to provisions of the indenture as then in effect;
(19)   any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders of such series of debt securities to declare the principal, premium and interest, if any, on such series of debt securities due and payable;
(20)   if the debt securities of the series shall be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities of the series in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;
(21)   any trustee, authenticating agent, paying agent, transfer agent or registrar for the debt securities of the series and any office or agency of any of the foregoing for purposes of such series of debt securities;
(22)   the applicability of the covenants set forth in the indenture to the debt securities of the series, any change in such covenants or related defined terms to the extent applicable to the debt securities of the series and any additions to the covenants applicable to the debt securities of the series;
(23)   the form and terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series, the identity of any guarantor with respect to such guarantee and any corresponding changes to the provisions of the indenture and as then in effect;
(24)   the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture then in effect relating to subordination;
(25)   with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee; and
(26)   any other terms of the debt securities of the series (which terms shall not be prohibited by the provisions of the indenture).
Unless otherwise provided in the applicable prospectus supplement, securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States or at the office of the trustee or the trustee’s agent in the Borough of Manhattan, the City and State of New York, at which its corporate agency business is conducted, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Securities in bearer form will be transferable only by delivery. Provisions with respect to the exchange of securities in bearer form will be described in the prospectus supplement relating to those securities in bearer form.
Neither the issuer nor the registrar for the debt securities will be required (a) to issue, register the transfer of or exchange the debt securities of any series for the period beginning at the opening of business 15 days immediately preceding the mailing of a notice of redemption of the debt securities of that series selected for redemption and ending at the close of business on the day of such mailing or (b) to register the transfer of or exchange the debt securities of any series selected, called or being called for redemption as a whole or the portion being redeemed of any such debt securities selected, called or being called for redemption in part.
All funds which the issuer pays to a paying agent or the trustee for the payment of principal of, premium, if any, or interest on any debt securities that remain unclaimed at the end of two years after such principal, premium, if any, or interest has become due and payable will be repaid to the issuer on its request, and the holders of such debt securities will thereafter look only to the issuer for payment thereof.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due and interest rate or method of determining interest. A global security will bear the legend as prescribed in the indenture. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor depositary.
The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements.
Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary (“participants”). Such accounts shall be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by the issuer or through one or more agents, by the issuer or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.
So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form, and will not be considered the owners or holders thereof under the indenture.
Subject to the restrictions applicable to securities in bearer form described in an applicable prospectus supplement (see “— Limitations on Issuance of Securities in Bearer Form” below), payments of principal, premium, and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither the issuer, the trustee, any paying agent or registrar for such debt securities nor any agent of the issuer or the trustee will have any responsibility or liability for:
(1)   any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;

(2)   the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or
(3)    any other matter relating to the actions and practices of the depositary, its nominee or its participants.
None of the issuer, the trustee, any paying agent or registrar for such debt securities or any agent of the issuer or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and the issuer and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.
We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit applicable participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in “street name.” Such payments will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary global security of payments of principal, premium or interest with respect thereto will be subject to the restrictions described in an applicable prospectus supplement (see “— Limitation on Issuance of Securities in Bearer Form” below).
If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, the issuer shall appoint a successor depositary. If a successor depositary is not appointed by the issuer within 90 days, the issuer will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, the issuer may at any time and in its sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine to no longer have debt securities of a series represented by a global security and, in such event, will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if an event of default with respect to the debt securities of a series represented by a global security shall have happened and be continuing and owners of beneficial interests in such global security in an amount not less than a majority of the aggregate outstanding principal amount of such global security have delivered to the issuer and the trustee a notice indicating that the continuation of the book-entry system through such depositary is no longer in the best interests of the holders of the beneficial interests, such global security will be exchangeable for individual debt securities of such series.
Limitations on Issuance of Securities in Bearer Form
The debt securities of a series may be issued as securities in registered form (which will be registered as to principal and interest in the register maintained by the registrar for such debt securities) or securities in bearer form (which will be transferable only by delivery). If such debt securities are issuable as securities in bearer form, the applicable prospectus supplement will describe certain special limitations and considerations that will apply to such debt securities.
Certain Covenants
If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.
Subordination
Debt securities of a series, and any guarantees of such securities, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement)

to the extent set forth in the prospectus supplement relating thereto. To the extent the issuer of any debt securities conducts operations through subsidiaries of such issuer, the holders of such debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of such subsidiaries except to the extent such subsidiary is a guarantor of such series of debt securities.
Events of Default
Each of the following constitutes an event of default under the indenture with respect to any series of debt securities:
(1)   default in any payment of the principal or premium, if any, on the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, redemption or otherwise;
(2)   failure to pay interest on any debt security of that series when such interest becomes due and payable, and such failure continues for a period of 30 days;
(3)   failure to comply for 60 days after notice with any of the covenants or agreements applicable to the debt securities of that series (other than those referred to in (1) or (2) above) or the indenture or supplemental indenture related to that series of debt securities; or
(4)   certain events of bankruptcy, insolvency or reorganization affecting the issuer.
A prospectus supplement may omit, modify or add to the foregoing events of default.
A default under clause (3) above will not constitute an event of default with respect to any series of debt securities until the trustee notifies the issuer or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series notify the issuer and the trustee of the default and such issuer does not cure such default within the time specified in clause (3) above after receipt of such notice.
If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to the issuer) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series by notice to the issuer (and to the trustee if such notice is given by the holders) may declare the principal amount of (or in the case of original issue discount debt securities, the portion thereby specified in the terms thereof) and accrued and unpaid interest on all the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization with respect to the issuer, the principal amount of (or, in the case of original issue discount debt securities, the portion thereby specified in the terms thereof) and accrued interest on all the debt securities of that series shall automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.
The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding may by notice to the trustee under the indenture waive any existing default or event of default and its consequences under the indenture with respect to such series of debt securities except (i) a default in the payment of the principal of (or, in the case of original issue discount debt securities of that series, the portion thereby specified in the terms thereof), premium, if any, and accrued and unpaid interest on the debt securities of such series, (ii) a default arising from the failure to redeem or purchase any debt security of that series when required pursuant to the terms of the indenture or (iii) a default in respect of a provision that cannot be amended under the indenture without the consent of each holder of the series affected.
Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities or that would subject the trustee to personal liability. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
Except to enforce the right to receive payment of principal (or, in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), premium, if any, and accrued and unpaid interest on the debt securities of any series when due, no holder of debt securities of that series has any right to pursue any remedy with respect to the indenture or debt securities unless:
•
such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request to the trustee to pursue such remedy;

•
such holder or holders have offered to the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense;

•
the trustee has not complied with the request within 60 days after receipt of the request and the offer of security or indemnity; and

•
the holders of a majority in aggregate principal amount of the outstanding debt securities of that series do not give the trustee a direction inconsistent with the request during such 60-day period.

However, such limitations do not apply to a suit instituted by a holder of a debt security of such series for the enforcement of payment of the principal (or, in the case of original issue discount debt securities, the portion thereby specified in the term thereof), premium, if any, or accrued and unpaid interest on such debt security on or after the applicable due date specified in such debt security.
The indenture provides that if a default with respect to debt securities of any series occurs and is continuing and if it is actually known to a trust officer of the trustee, the trustee must mail to each holder of that series notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of (or, in the case of original issue discount debt securities of that series, the portion thereby specified in the terms thereof), premium, if any, and accrued and unpaid interest on any debt security of that series when such amount becomes due and payable, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders.
The indenture requires the issuer with respect to an outstanding series of debt securities to furnish to the trustee, within 120 days after the end of each fiscal year, an officer’s certificate as defined in the indenture, as to whether or not such officers know of any default with respect to such series of debt securities that occurred during such period and, if so, describing the default, its status and what action the issuer is taking or proposes to take with respect thereto.
Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.
Modification and Waiver
Modifications and amendments of the indenture as it applies to any series of debt securities or any of the other terms of such series may be made by the applicable issuer, any applicable guarantor and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of such series.
No such modification or amendment may, without the consent of each holder of an affected debt security:
•
make any change to the percentage of principal amount of the outstanding debt securities of the applicable series the holders of which must consent to an amendment;

•
reduce the principal amount of, premium, if any, or interest on, or extend the stated maturity or interest payment periods of, such debt security;

•
make such debt security payable in money or securities other than that stated in such debt security;

•
make any change that adversely affects such holder’s right to require the applicable issuer to purchase such debt security in accordance with the terms thereof and under the indenture;

•
impair the right of such holder to institute suit for the enforcement of any payment with respect to such debt securities;

•
in the case of any subordinated debt security or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of such holder under such provisions;

•
except as provided under “— Satisfaction and Discharge of the Indenture; Defeasance” below or in accordance with a guarantee, release any guarantor of such debt securities from any of its obligations under the guarantee or make any changes in the applicable guarantee that would adversely affect such holder; or

•
change the requirements relating to waiving a default in payment of principal of, or premium, if any, or interest on, the debt securities of a series, the right to bring suit to enforce such payments or the provisions relating to modifications or amendments described in this sentence.

Without notice to or consent of any holder, the applicable issuer and guarantor with respect to a series of debt securities and the trustee may amend the indenture as it applies to such series or any of the other terms of such series for one or more of the following purposes:
•
to evidence the succession of another person to such issuer pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of such issuer’s covenants, agreements and obligations in the indenture and with respect to the debt securities;

•
to surrender any right or power conferred upon such issuer, to add to the covenants such further covenants, restrictions, conditions or provisions for the protection of the holders of such series of debt securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any of such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture with respect to such series; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of any series of debt securities to waive such default;

•
to cure any ambiguity or correct or supplement any provision contained in the indenture, in any supplemental indenture, board resolution or officers’ certificate or in any debt securities that may be defective or inconsistent with any other provision contained therein;

•
to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect the interests of any holders of debt securities of such series;

•
to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

•
to add to or change any of the provisions of the indenture to provide that debt securities in bearer form may be registrable as to principal, to change or eliminate any restrictions on the payment of principal, premium or interest with respect to debt securities in bearer form, to permit securities in registered form to be exchanged for securities in bearer form or to permit or facilitate the issuance of debt securities of such series in uncertificated form, provided that any such action shall not adversely affect the interests of the holders of debt securities or any coupons of any series in any material respect;

•
in the case of subordinated debt securities, to make any change in the provisions of the indenture or any supplemental indenture, board resolution or officers’ certificate relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions, subject to any consent required under the terms of such senior indebtedness;

•
to add guarantees with respect to the debt securities or to secure the debt securities;

•
to make any change that does not adversely affect the rights of any holder of debt securities of such series;

•
to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee; or

•
to establish the form or terms of debt securities and coupons of any series, as described under “—General” above.

UAL, United and the trustee may amend the indenture without notice to or consent of any holder to add to, change, or eliminate any of the provisions of the indenture, so long as any such addition, change or elimination not otherwise permitted under the indenture shall (a) neither apply to any debt security of any series outstanding at the time of the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to such provision or (b) become effective only when there is no such debt security outstanding.
Mergers and Sales of Assets
The indenture provides that the issuer with respect to any outstanding series of debt securities may not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of its properties and assets to another person, unless among other items: (a) the resulting, surviving or transferee person is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person (if not such issuer) expressly assumes, by supplemental indenture, all obligations of such issuer under the applicable debt securities and the indenture; (b) no event of default with respect to any series of debt securities of such issuer issued under the indenture shall have occurred and be continuing; and (c) such issuer shall have provided the trustee with an officers’ certificate and an opinion of counsel confirming compliance with the indenture with respect to such transaction. Upon the assumption of the issuer’s obligations by such a person in such circumstances, subject to certain exceptions, such issuer shall be discharged from all obligations under the indenture.
Satisfaction and Discharge of the Indenture; Defeasance
Unless otherwise provided for in the prospectus supplement, the indenture shall cease to be of any further effect with respect to any series of debt securities if (1) either (a) the issuer has delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities and coupons of such series not theretofore delivered to the trustee for cancellation shall have become due and payable, are by their terms to become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the issuer; and (2) the issuer shall have deposited with the trustee as trust funds an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be.
In addition, the issuer shall have a “legal defeasance option” (pursuant to which the issuer may terminate, with respect to the debt securities of a particular series, all of its obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which the issuer may terminate, with respect to the debt securities of a particular series, its obligations with respect to such debt securities under certain specified covenants with respect to such debt securities). If the legal defeasance option is exercised with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If the covenant defeasance option is exercised with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.
The applicable prospectus supplement will describe the procedures the issuer must follow in order to exercise its defeasance options.
Regarding the Trustee
The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of an issuer’s creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with any issuer or any of its affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.
Governing Law
The indenture is, and the debt securities will be, governed by the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES
The following summary of certain provisions of the depositary shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the deposit agreement that will be filed with the SEC in connection with the offering of such depositary shares.
UAL may offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. If UAL decides to offer fractional shares of Preferred Stock, it will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of Preferred Stock, and the prospectus supplement will indicate that fraction. The shares of Preferred Stock represented by depositary shares will be deposited under a deposit agreement between UAL and a depositary that is a bank or trust company that meets certain requirements and is selected by UAL. The depositary will be specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all of the rights and preferences of the Preferred Stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the offering.
We have summarized selected provisions of the deposit agreement and the depositary receipts, but the summary is qualified by reference to the provisions of the deposit agreement and the depositary receipts. The particular terms of any series of depositary shares will be described in the applicable prospectus supplement. If so indicated in the prospectus supplement, the terms of any such series may differ from the terms set forth below.
Dividends
The depositary will distribute all cash dividends or other cash distributions received by it in respect of the Preferred Stock to the record holders of depositary shares relating to such shares of Preferred Stock in proportion to the numbers of depositary shares held on the relevant record date. The amount made available for distribution will be reduced by any amounts withheld by the depositary or UAL on account of taxes.
In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In that case, the depositary may make the distribution by such method as it deems equitable and practicable. One such possible method is for the depositary to sell the securities or property and then distribute the net proceeds from the sale as provided in the case of a cash distribution.
Withdrawal of Shares
Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of the related series of Preferred Stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the Preferred Stock cannot thereafter be redeposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of Preferred Stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of Preferred Stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares, provided that the depositary will not issue any receipt evidencing a fractional depositary share.
Redemption of Depositary Shares
Whenever UAL redeems the Preferred Stock, the depositary will redeem a number of depositary shares representing the same number of shares of Preferred Stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as the depositary may determine.

Voting of Underlying Shares
Upon receipt of notice of any meeting at which the holders of the Preferred Stock of any series are entitled to vote, the depositary will mail the information contained in the notice of the meeting to the record holders of the depositary shares relating to that series of Preferred Stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights represented by the number of shares of Preferred Stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent it is practical to do so, to vote the number of whole shares of Preferred Stock underlying such depositary shares in accordance with such instructions. UAL will agree to take all reasonable actions that the depositary may deem necessary in order to enable the depositary to do so. To the extent the depositary does not receive specific instructions from the holders of depositary shares relating to such shares of Preferred Stock, it will abstain from voting such shares of Preferred Stock.
Amendment and Termination of Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the applicable deposit agreement may at any time be amended by agreement between UAL and the depositary. With the consent of the depositary, UAL may amend the deposit agreement from time to time in any manner that it desires. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.
The deposit agreement may be terminated by UAL or the depositary if:
•
all outstanding depositary shares have been redeemed; or

•
there has been a final distribution in respect of the shares of Preferred Stock of the applicable series in connection with our liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering to UAL notice of its election to do so. UAL may remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment.
Charges of Depositary
UAL will pay all transfer and other taxes and governmental charges arising solely from the existence of any depositary arrangements. UAL will pay all charges of each depositary in connection with the initial deposit of the shares of Preferred Stock of any series, the initial issuance of the depositary shares, any redemption or exchange of such shares of Preferred Stock and any withdrawals of such shares of Preferred Stock by holders of depositary shares. Holders of depositary shares will be required to pay any other transfer taxes and governmental charges.
Notices
Each depositary will forward to the holders of the applicable depositary shares all notices, reports and communications from UAL which are delivered to such depositary and which UAL is required to furnish the holders of the shares of Preferred Stock.
Limitation of Liability
The deposit agreement contains provisions that limit UAL’s liability and the liability of the depositary to the holders of depositary shares. Both the depositary and UAL are also entitled to an indemnity from the holders of the depositary shares prior to bringing, or defending against, any legal proceeding pertaining to the rights of the holders of the depositary shares. UAL or any depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting shares of Preferred Stock for deposit, holders of depositary shares or other persons believed by UAL or it to be competent and on documents believed by UAL or them to be genuine.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
The following summary of certain provisions of the stock purchase contracts and stock purchase units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the stock purchase contract or stock purchase unit, as applicable, that will be filed with the SEC in connection with the offering of such securities.
UAL may issue stock purchase contracts, including contracts obligating holders to purchase from it, and obligating UAL to sell to the holders, a specified number of shares of UAL Common Stock or Preferred Stock at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the UAL Common Stock or Preferred Stock and the number of shares of UAL Common Stock or Preferred Stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and our debt securities, Preferred Stock or warrants or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase shares of UAL Common Stock or Preferred Stock under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner and, in certain circumstances, we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.
The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time UAL issues stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS
The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.
General
UAL may issue subscription rights to purchase shares of UAL Common Stock, Preferred Stock, depositary shares or warrants to purchase shares of UAL Common Stock, Preferred Stock or depositary shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to UAL’s stockholders, UAL may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to UAL’s stockholders, UAL will distribute certificates evidencing the subscription rights and a prospectus supplement to its stockholders on the record date that UAL sets for receiving subscription rights in such subscription rights offering.
The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:
•
the title of such subscription rights;

•
the securities for which such subscription rights are exercisable;

•
the exercise price for such subscription rights;

•
the number of such subscription rights issued to each stockholder;

•
the extent to which such subscription rights are transferable;

•
the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

•
the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

•
if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

•
any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights
Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of UAL Common Stock, Preferred Stock, depositary shares, warrants or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, UAL will forward, as soon as practicable, the shares of UAL Common Stock, Preferred Stock, depositary shares or warrants purchasable upon such exercise. UAL may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS
The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.
General
UAL may issue warrants for the purchase of debt securities, UAL Common Stock or Preferred Stock. Warrants may be issued independently or together with debt securities, UAL Common Stock or Preferred Stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between UAL and a bank or trust company, as warrant agent. The warrant agent will act solely as UAL’s agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
Debt Warrants
The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following: (a) the title of such debt warrants; (b) the offering price for such debt warrants, if any; (c) the aggregate number of such debt warrants; (d) the designation and terms of the debt securities purchasable upon exercise of such debt warrants; (e) if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security; (f) if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable; (g) the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property); (h) the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time; (j) whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form; (k) information with respect to book-entry procedures, if any; (l) the currency or currency units in which the offering price, if any, and the exercise price are payable; (m) the anti-dilution provisions of such debt warrants, if any; (n) the redemption or call provisions, if any, applicable to such debt warrants; and (o) any additional terms of such debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.
Stock Warrants
The prospectus supplement relating to any particular issue of UAL Common Stock warrants or Preferred Stock warrants will describe the terms of such warrants, including the following: (a) the title of such warrants; (b) the offering price for such warrants, if any; (c) the aggregate number of such warrants; (d) the designation and terms of the UAL Common Stock or Preferred Stock purchasable upon exercise of such warrants; (e) if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security; (f) if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable; (g) the number of shares of UAL Common Stock or Preferred Stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise; (h) the date on which the right to exercise such warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time; (j) the currency or currency units in which the offering price, if any, and the exercise price are payable; (k) the anti-dilution provisions of such warrants, if any; (l) the redemption or call provisions, if any, applicable to such warrants; and (m) any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

PLAN OF DISTRIBUTION
We and any selling security holder may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:
•
through agents;

•
to or through underwriters;

•
through brokers or dealers;

•
directly by us or any selling security holders to purchasers, including through a specific bidding, auction or other process; or

•
through a combination of any of these methods of sale.

Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.
In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:
•
purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•
ordinary brokerage transactions; or

•
transactions in which the broker-dealer solicits purchasers.

In addition, we and any selling security holder may sell any securities covered by this prospectus in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus.
In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.
In connection with the distribution of the securities covered by this prospectus or otherwise, we or any selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us or any selling stockholder. We or any selling stockholder may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We or any selling security holder may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We or any selling security holder may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may be sold only through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.
We may solicit offers to purchase directly. Offers to purchase securities also may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.
UAL may offer its equity securities into an existing trading market on the terms described in the applicable prospectus supplement. Underwriters, dealers and agents who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.
Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”) acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.
If so indicated in the applicable prospectus supplement, we may authorize agents, dealers or underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us.
In connection with an underwritten offering, we and any selling stockholder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We or any selling security holder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we or any selling security holder grants any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.
Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or any selling security holder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

WHERE YOU CAN FIND MORE INFORMATION
UAL and United file annual, quarterly and current reports and other information, and UAL files proxy statements with the SEC under the Exchange Act.
The SEC maintains an internet website that contains reports, proxy statements and other information about issuers, like us, who file reports electronically with the SEC. The address of that site is http://www.sec.gov.
We have filed with the SEC a registration statement on Form S-3, which includes this prospectus and which registers the securities that we may offer under this prospectus. The registration statement, including the exhibits and schedules thereto, contains additional relevant information about us and the securities offered.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this prospectus or any prospectus supplement.
This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC (excluding any information that has been “furnished” but not “filed” for purposes of the Exchange Act) and that are not delivered with this prospectus. They contain important information about us and our financial condition.
Combined Filings by UAL and United	Date Filed
Annual Report on Form 10-K for the year ended December 31, 2019 (including those portions of UAL’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 9, 2020 that are specifically incorporated by reference into such Annual Report on Form 10-K)	February 25, 2020
Quarterly Report on Form 10-Q for the quarter ended March 31, 2020	May 4, 2020
Quarterly Report on Form 10-Q for the quarter ended June 30, 2020	July 22, 2020
Quarterly Report on Form 10-Q for the quarter ended September 30, 2020	October 15, 2020
Current Report on Form 8-K	March 12, 2020
Current Report on Form 8-K	March 26, 2020
Current Report on Form 8-K	April 13, 2020
Current Report on Form 8-K	April 21, 2020
Current Report on Form 8-K	April 23, 2020
Current Report on Form 8-K	April 24, 2020
Current Report on Form 8-K	May 6, 2020
Current Report on Form 8-K/A	May 6, 2020
Current Report on Form 8-K	May 8, 2020
Current Report on Form 8-K (Item 5.02)	May 12, 2020
Current Report on Form 8-K/A	May 22, 2020
Current Report on Form 8-K	June 2, 2020
Current Report on Form 8-K (Items 8.01 and 9.01)	June 15, 2020
Current Report on Form 8-K (Items 1.01 and 9.01)	June 15, 2020
Current Report on Form 8-K/A	June 15, 2020
Current Report on Form 8-K	June 23, 2020
Current Report on Form 8-K	June 26, 2020
Current Report on Form 8-K	July 2, 2020

Combined Filings by UAL and United	Date Filed
Current Report on Form 8-K	July 8, 2020
Current Report on Form 8-K	August 28, 2020
Current Report on Form 8-K/A	September 2, 2020
Current Report on Form 8-K/A	September 14, 2020
Current Report on Form 8-K	September 30, 2020
Current Report on Form 8-K/A	October 14, 2020
Current Report on Form 8-K	October 29, 2020
Current Report on Form 8-K	November 9, 2020
Registration Statement on Form 8-A, description of UAL’s Common Stock, par value $0.01 per share	September 5, 2018, including any amendments or reports filed to update such description
Filings by UAL	Date Filed
Current Report on Form 8-K	May 22, 2020
Filings by United	Date Filed
Current Report on Form 8-K	October 28, 2020
Current Report on Form 8-K	November 3, 2020
The SEC file number is 1-6033 for UAL and 1-10323 for United.
We incorporate by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that has been “furnished” but not “filed” for purposes of the Exchange Act) between the date of this prospectus and the termination of the offering of securities under this prospectus. These documents include our periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our proxy statements.
You may obtain any of these incorporated documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such document. You may obtain documents incorporated by reference in this prospectus by requesting them from us in writing or by telephone at the following address:
United Airlines Holdings, Inc.
United Airlines, Inc.
233 S. Wacker Drive
Chicago, Illinois 60606
(872) 825-4000
Attention: Secretary

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, our counsel, Sidley Austin LLP, Chicago, Illinois and Houston, Texas, will pass upon the validity of the securities offered in this prospectus and any related prospectus supplement. The legality of the securities offered hereby and certain other matters for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of UAL appearing in UAL’s Annual Report on Form 10-K for the year ended December 31, 2019 (including the financial statement schedule appearing therein) and the effectiveness of UAL’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of United appearing in United’s Annual Report on Form 10-K for the year ended December 31, 2019 (including the financial statement schedule appearing therein), have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

UNITED AIRLINES HOLDINGS, INC.
Warrants to Purchase up to 3,424,054 Shares of Common Stock
(and up to 3,424,054 Shares of Common Stock Issuable Upon Exercise of Such Warrants)

PROSPECTUS SUPPLEMENT

June 30, 2021